As filed with the Securities and Exchange Commission on July 14, 1999
	Registration No. _________

	SECURITIES AND EXCHANGE COMMISSION
	Washington, DC  20549
	____________________________________

		FORM SB-2
	Registration Statement
	Under the Securities Act of 1933
	____________________________________
	UBUYJAWS.COM, INC.
	(Exact name of Registrant as specified in its charter)

	Texas					5551				74-2918712
(State or other jurisdiction	  (Primary Standard	    (I.R.S. Employer
   of incorporation or   	Industrial Classification Identification Number)
   organization)			      Code Number)


	208 Otis Drive				Christopher C. Smith
	Waco, Texas 76712				208 Otis Drive
	(254) 776-3999				Waco, Texas 76712
	(Address, and telephone number	(254) 776-3999
	of principal executive offices)     (Name, address and telephone
							number of agent for service)

Copies to:
Thomas C. Pritchard
Brewer & Pritchard, P.C.
1111 Bagby, 24th Floor
Houston, Texas  77002
Phone (713) 209-2911
Facsimile (713) 209-2921

	Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

	If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

	If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

	If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

	If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

CALCULATION OF REGISTRATION FEE

	Amount	  	Proposed Maximum  Proposed Maximum   Amount of
Title of Each Class of Securities	Being   	 	Offering Price
Aggregate    	Registration
	To Be Registered	Registered	Per Share(1)	    Offering Share(1)
Fee
Right Unit		1,660,329		$5		$8,301,645		$2,308
Preferred Stock 	$0.001 par value	1,660,329	0			0
Common Stock 	$0.001 par value	2,490,494	0			0
$6.00 Warrants	0			0		0			0
$10.00 Warrants	0			0		0			0
Common Stock $0.001 par value,
underlying the preferred stock	1,660,329	0	0		0
Common Stock $0.001 par value,
underlying the $6.00 Warrants	1,660,329	$6	$9,961,974	$2,770
Common Stock $0.001 par value,
underlying the $10.00 Warrants	1,660,329	$10	$16,603,290	$4,616
TOTAL						$9,694

[FN]
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

	The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

UBUYJAWS.com, Inc.

	Distribution of 1,660,329 Right Units as a stock dividend

	Great White Marine & Recreation, Inc. ("Great White"), our parent company, has decided to distribute 1,660,329 right units, consisting of our securities, as a stock dividend to Great White shareholders of record as of _________, 1999. This distribution will constitute our initial public offering.

		Each "Right Unit" when exercised will entitle you to the following securities:
	-	One and one-half shares of our common stock;
	-	One share of our preferred stock;
	-	One five-year redeemable warrant to buy one share of our common
		stock at a purchase price of $6.00 per share ("$6.00 Warrant"); and
	-	One five-year redeemable warrant to buy one share of our common stock at a purchase price of $10.00 per share ("$10.00 Warrant").

	On ___________, 1999, Great White will distribute one Right Unit for each 12 shares of Great White common stock you own on the record date. As part of the rights offering, you will receive a Subscription Certificate, which you will need to complete in order to receive the securities underlying the Right Units. You will not be charged for the Right Units and neither we nor Great White will receive proceeds from the distribution of the Right Units.

		The Right Units will expire at 5:00 p.m., Eastern Standard Time, on
_________, 1999 (or 45 days from the date of this prospectus), at which time they will become null and void unless extended or terminated by us in our sole discretion.  If you want to exercise your Right Units, we recommend that you submit your subscription documents to the Subscription Agent before that deadline or to your broker or bank at least 10 days prior to that deadline.


		The Right Units will allow you to purchase securities from us at an estimated price of between $3.50 an $5.00 per Right Unit.  There is currently no public market for the Right Units or the securities underlying the Right Units.
The Right Units may trade in the over-the-counter market until the close of business on the day that immediately precedes the date on which the Right Units expire. We have not established a minimum subscription of Right Units which must be exercised in order to complete the rights offering.

		Neither the NASDAQ Stock Market nor any national securities exchange lists our securities.  Prior to this offering, there has been no public market for our securities.  We can provide no assurance that a market for our securities will develop.

		This investment involves a high degree of risk.  See "Risk Factors"
beginning on page 10.

		Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

		We intend to register the issuance of the securities included in the
Right Units in New York, Illinois, Florida, Colorado, and other states to be determined by management.  There can be no assurances that any of the securities will be eligible for issuance or resale in such jurisdictions where the issuance is not registered.  If you do not reside in any of the foregoing jurisdictions you will not be able to exercise your Right Unit and your Right
Unit will expire.  However, you may trade your Right Unit to persons in jurisdictions in which secondary trading is allowed pursuant to applicable state securities laws, if any market for the Right Units develops.

The date of this prospectus is July 13, 1999

TABLE OF CONTENTS									Page
Prospectus Summary..................................................5
Risk Factors.......................................................10
Rights Offering....................................................22
Federal Income Tax Consequences of the Distribution................27
Use of Proceeds....................................................28
Dividend Policy....................................................28
Determination of Offering Price....................................28
Dilution...........................................................29
Capitalization.....................................................30
Management's Discussion and Analysis of
Financial Condition and Results of Operation.......................31
Business...........................................................33
Management.........................................................38
Principle Stockholders.............................................38
Description of Securities..........................................39
Plan of Distribution...............................................40
Disclosure of Commission Position on
Indemnification For Securities Act Liabilities.....................44
Market For Common Stock and Related Stockholder Matters............44
Experts............................................................44
Legal Matters......................................................44
Where You Can Find More Information................................45

ABOUT THIS PROSPECTUS

	You should only rely on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus.

PROSPECTUS SUMMARY

	This summary highlights selected information contained elsewhere in this prospectus. To understand this offering fully, you should read the entire prospectus carefully.

KEY FACTS ABOUT OUR COMPANY AND THIS PROSPECTUS

Our Company			We sell marine watercraft, recreational vehicles,
				and related products via the Internet on our web
				site located at www.UBUYJAWS.com primarily in
				Central and Latin America.  Our product lines
				includes brand names such as Mercury, Polaris,
				Viking Sport Cruisers, and Cruiser Yachts.
Our Address			208 Otis Drive, Waco, Texas 76712.
Our Phone Number		(254) 776-3999.
Securities Outstanding
Prior to Distribution:
      Common Stock	19,923,946 shares.
      Preferred Stock	No shares outstanding.
      Warrants		No warrants outstanding.
Securities Outstanding
After Distribution:
      Common Stock	22,414,439 shares (assuming all Right Units are
				exercised, does not include any shares which may
				be purchased pursuant to the consulting agreement
				discussed in "Plan of Distribution - Other").
      Preferred Stock	1,660,329 shares convertible into an equal number
				of shares of common stock (assuming all Right
				Units are exercised).
      $6.00 Warrants	1,660,329 $6.00 warrants to purchase an equal
				number of shares of common stock (assuming all
				Right Units are exercised).
      $10.00 Warrants	1,660,329 $10.00 warrants to purchase an equal
				number of shares of common stock (assuming all
				Right Units are exercised).
Right Units to be Distributed	 1,660,329 Right Units, which when
				exercised will entitle you to one and one-half shares of common stock, one share of preferred stock, one $6.00 Warrant, and one
				$10.00 Warrant.

Eligible Stockholders	All Great White common stockholders of record as
				of ________, 1999 will receive one Right Unit in this
				rights offering for every 12 shares of Great White
				common stock owned.
  Expiration Date		The rights offering will expire at 5:00 p.m.
				Eastern Standard Time on ________, 1999.
Subscription Procedure	To exercise the Right Units, you should carefully
				complete and sign the Subscription Certificate
				for the rights offering and forward it to our
				subscription agent, American Registrar & Transfer
				Company, whose address appears in the "Rights
				Offering" section in this prospectus.  Be sure to
				include a check or money order for the full
				amount of your subscription price. Checks and
				money orders will not be cashed until we accept
				your subscription.  No interest will be paid on
				subscription funds. Once you have submitted
				subscription documents, your exercise of
				subscription rights may not be revoked.
Persons Wishing to Exercise
Right Units for the Benefit of Others	Brokers, banks, trustees, and other
				individuals or entities that hold Great White common
				stock for the account of others may, if authorized by
				the beneficial owner, complete the Subscription
				Certificate and submit it to the subscription
				agent with the proper payment.
Completion of the
Rights Offering		Certificates representing the individual
				securities purchased upon exercise of the Right
				Units will be delivered to subscribers as soon as
				practicable after the expiration date of the
				rights offering.

Termination			We may cancel the rights offering at any time, in
				which case we will return your subscription
				payment without interest.
No Proceeds			Neither we nor Great White will receive any
				proceeds from this distribution.  We will receive
				proceeds from the exercise of the Right Units,
				$6.00 Warrants, and $10.00 Warrants.
Market for Company
Securities			There is currently no market for our securities,
				and there is no assurance that any market will develop. If a market develops for our securities, it will likely be limited, sporadic, and highly volatile.

SUMMARY FINANCIAL DATA

The financial information presented below is derived from the audited financial statements of UBUYJAWS.com for the period from inception (February 10, 1999) through May 31, 1999.

Balance Sheet Data

		May 31 , 1999
Total Assets		$6,200
Long-Term Liabilities		--
Stockholders' Equity		$1,000

	Period from Inception February 10, 1999
	through May 31, 1999
Statement of Operations Data:
Revenues	--
General Administrative Expenses	$5,200
Net Loss					($5,200)

WHY THIS PROSPECTUS WAS SENT TO YOU

	This prospectus is being delivered by Great White to you because
you owned Great White common stock on             , 1999.  This entitles
you to receive, at no cost to you, for each 12 shares of Great White common stock you own a distribution consisting of one Right Unit consisting of one and one-half shares of common stock of UBUYJAWS.com, Inc., a development stage corporation, as well as, one share of UBUYJAWS.com preferred stock, one $6.00 Warrant, and one $10.00 Warrant.

QUESTIONS AND ANSWERS CONCERNING
THE RIGHTS OFFERING AND STOCK DISTRIBUTION

What Is a Right Unit?

	A Right Unit consists of four parts:

	-One and one-half shares of our common stock.

	-One share of preferred stock. You will receive one share of our ___% convertible preferred stock, which will be convertible at any time into one share of our common stock. We have the right to require you to convert the preferred stock into common stock, if our common stock has traded at a price of at least $15.00 per share for a period of 20 consecutive days.

	-One $6.00 Warrant. When you exercise the $6.00 Warrant, that means that you choose to purchase a share of UBUYJAWS.com common stock at a purchase price of $6.00, on or before ______ , 2004. We have the right to "call" these warrants any time after ________, if our common stock has traded at a price of at least $10.00 per share for a period of 20 consecutive days.

	-One $10.00 Warrant. When you exercise the $10.00 Warrant, that means that you choose to purchase a share of UBUYJAWS.com common stock at a purchase price of $10.00, on or before ______ , 2004. We have the right to "call" these warrants any time after ________, if our common stock has traded at a price of at least $15.00 per share for a period of 20 consecutive days.

What is the connection between Great White and UBUYJAWS.com?

	Prior to this dividend we were a wholly-owned subsidiary of Great White. We were formed by Great White to sell products, currently distributed by Great White, over the Internet at our web site www.UBUYJAWS.com.

 Why Are We Engaging in This Distribution?

	The dividend represents UBUYJAWS.com's initial public offering of its securities, although it is different than a traditional offering in that securities are directed only to eligible Great White stockholders. We believe that the dividend has several advantages over a traditional initial public offering. This type of offering gives us an opportunity to offer our securities to investors who we believe, as Great White stockholders, already have some interest in UBUYJAWS.com. We believe this form of offering also is more cost effective than the traditional method.

	In addition, Great White's management supports the dividend because they believe it will benefit Great White stockholders by:

	-separating our business, with its own unique market opportunity and risk/reward profile, from Great White's other traditional distribution businesses, which should increase our financial flexibility in the capital markets by allowing us to be viewed, from an investor's perspective, as engaging in only Internet business;

	-enabling Great White stockholders to increase or decrease their level of participation in our new business by varying their level of investment in us;

	-allowing Great White and us to pursue different operating strategies, given our different business environments and competitive market conditions; and

	-permitting Great White to benefit from increases, if any, in the market value of its retained equity interest in us.

How Did We Arrive at the Price per Share of the Right Units and Warrants?

	In determining the price per share for the Right Units and the Warrants our board of directors did not employ any valuation formula or obtain an independent valuation of our company. Rather, our board of directors considered our business potential and prospects and our status as a development stage company. As a result, this price bears no relation to book value, earnings, assets or other generally accepted valuation criteria for corporations. We believe that any valuation of our company, given its early stage of development, is highly speculative.
 The actual value or resale value of our securities may be significantly higher or lower than the purchase price.

How Do I Exercise My Right Units?

	To exercise the Right Units, you should carefully complete and sign the Subscription Certificate for the rights offering and forward it to our subscription agent, American Registrar & Transfer Company. Be sure to include a check or money order for the full amount of your subscription price. For more detailed information on the rights offering, please read the "Rights Offering" section of this prospectus.

What If I Hold Great White Common Stock with a Broker or Through Others?

	If your Great White common stock is held with a broker, dealer, commercial bank, trust company, or other nominee, or you hold it personally and would prefer to have such institutions effect transactions relating to the Right Units or Warrants on your behalf, you should contact the appropriate institution or nominee and request it to effect the transactions for you. You should be aware that brokers or other nominee holders may establish deadlines for receiving instructions from beneficial holders significantly in advance of the date which we have established for the expiration of the Right Units.

After I Exercise My Right Units or Warrants, Can I Change My Mind?

	No. Once you send in your Right Units or Warrant Exercise Agreement and payment, you cannot revoke the exercise of your Right Units or Warrants even if you later learn information about us that you consider to be unfavorable. You should not exercise your Right Units or Warrants unless you are certain that you wish to purchase our securities.


How Much Money Will We Receive from the Right Units?

	The amount of the net proceeds that we receive from the Right Units will depend on the number of Right Units and Warrants exercised. If all the Right Units are exercised, we expect our gross proceeds to be approximately $________. If all the $6.00 Warrants are exercised, we expect our gross proceeds to be approximately $9,961,974. If all the $10.00 Warrants are exercised, we expect our gross proceeds to be approximately $16,603,290.

How Will We Use the Proceeds from the Rights Offering?

	The net proceeds received from the exercise of Right Units or Warrants, if any, will be used to fund the development of UBUYJAWS.com and for general corporate purposes.

Can I Sell or Transfer My Right Units?

	Upon the effectiveness of our registration statement with the SEC, the issuance and sale of the Right Units will be freely tradable under federal securities laws, assuming any market for these securities ever develops. In addition, we believe the issuance of the Right Units will be exempt from state securities laws. However, the Right Units may only be sold to purchasers in states in which secondary trading of the Right Units is allowed under applicable state securities laws, assuming any market for these securities ever develops.

Are There Any Limitations on My Ability to Exercise the Right Units?

	Yes. Although we have registered the issuance of the securities included in the Right Units upon exercise of the Right Units under federal securities laws, we may not be able to issue the securities upon exercise of the Right Units in certain states. We intend to register the issuance of the securities in New York, Illinois, Florida, Colorado, and other states to be determined by management. However, we can provide no assurance that we will be successful in registering the issuances in any state. If you live in a state that has not approved the issuance of the securities, you will not be able to exercise the Right Unit and the Right Unit will expire worthless, unless you are able to sell the Right Unit, of which there is no assurance that any market will develop.

If I Exercise My Right Units Can I Sell or Transfer the Securities Included in the Right Unit?

	Upon the effectiveness of our registration statement with the SEC, the resale of the securities included in the Right Units will be freely tradable under federal securities laws, assuming any market for these securities ever develops. However, the securities may only be sold to purchasers in states in which secondary trading of the securities is allowed under applicable state securities laws, assuming any market for these securities ever develops.

Where Will the Right Units, the $6.00 Warrants, the $10.00 Warrants, and the UBUYJAWS.com Common Stock and Preferred Stock Trade?

	There is currently no public market for our Right Units, $600 Warrants, $10.00 Warrants, our common stock, or our preferred stock. We expect that the securities will trade in the over-the-counter market on the OTC Electronic Bulletin Board. We can not assure you that a market for our securities will develop or if it does develop that those markets will be sustained.

Are Exercising My Right Units or Warrants Risky?

	The exercise of your Right Units or Warrants involves a high degree of risk. You should carefully consider the "Risk Factors" described in this prospectus, beginning on page 10 before exercising your Right Units or Warrants.

	RISK FACTORS

We have no operating history for you to evaluate.

	We were incorporated in February 1999, and as of May 31, 1999, we had not generated any revenues. Accordingly, as a development stage company, we have no operating history on which to base an evaluation of our business and prospects. You should consider our prospects in light of the risks, expenses, and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets such as online commerce. Such risks include, but are not limited to, an evolving and unpredictable business model and the management of growth. To address these risks, we must, among other things, establish a customer base, implement and successfully execute our business and marketing strategy, continue to develop and upgrade our technology and transaction-processing systems, improve our web site, provide superior order fulfillment, respond to competitive developments, and attract, retain, and motivate qualified personnel. We can provide no assurance that we will be successful in addressing such risks, and the failure to do so could have a material adverse effect on our business. We can provide no assurance that we will become profitable in the future.

We will need capital to execute our business strategy and after our first 12 months of operations we will have no external sources of funding.

 	We believe that our success will depend in large part on our ability to:

	-	extend our web site name recognition,

	-	provide our customers with outstanding value, and

	-	achieve sufficient sales volume to realize economies of scale.

	Accordingly, we intend to invest heavily in marketing and promotion, site development and technology and operating infrastructure development. As a result, we believe that we will incur substantial operating losses for the foreseeable future, and that the rate at which we will incur these losses will increase from current levels until we generate substantial revenues. In view of the rapidly evolving nature of our business and our limited operating history, we believe that period-to-period comparisons of our operating results are not necessarily meaningful and you should not rely upon such results as an indication of future performance.

	We commenced operations in July 1999 and we expect our operating expenditures to be approximately $6,000 per month for the next 12 months based on our current estimates. As of the date of this prospectus, we had limited working capital, and we do not expect to generate substantial cash flow from operations for the foreseeable future as we establish our operations. As such, we intend to fund our monthly expenditures from funding from Great White and from proceeds from the rights offering, if any.

	In exchange for our issuance of 19,923,946 shares of common stock to Great White, Great White has agreed to fund our operations, this offering, start-up costs, and overhead through at least the next 12 months totaling up to $122,000. Thereafter, we may need to raise additional funds as a stand-alone company. In addition, although Great White believes it will be able to fund our operations, it specifically set aside cash in such amounts. In addition, Great White is currently subject to an SEC investigation that may further inhibit its ability to provide required funding of our operations. If Great White is unable to fund our operations for the term of our agreement we may need to raise additional capital prior to the end of the initial 12 month period. At this time we have no commitments for such capital, and accordingly, if more funding is needed, we may have to curtail operations.

	In addition, we may need to raise additional funds during the next 12 months in order to fund more rapid expansion, to develop new or enhanced services or products, to respond to competitive pressures, or to acquire complementary products, businesses, and technologies. If additional funds are raised through the issuance of equity or convertible debt securities, such financing may be dilutive, the percentage ownership of our stockholders will be reduced, and such newly issued securities may have rights, preferences, and privileges senior to those of our common stock. We can provide no assurance that additional financing will be available on favorable terms, if at all. If adequate funds are not available or are not available on acceptable terms, we may not be able to fund expansion, take advantage of unanticipated acquisition opportunities, develop or enhance services or products, or respond to competitive pressures.

We may be required to issue additional Right Units.

	Due to improper bookkeeping by Great White's prior transfer agent, Great White has had difficulty determining the total number of its common shares outstanding. Great White believes that its current number of shares of common stock outstanding is 19,923,946. However, if it is determined that additional shares of Great White common stock are outstanding, we may have to issue additional Right Units.

Our success is partially dependent on the success of Great White.

	At the present time, we primarily sell products distributed by Great White. As such, we are dependent on Great White to maintain their relationships with manufacturers. The inability of Great White is continue its relationships with manufacturers and to develop new relationships with manufacturers could have an adverse impact on our business. In addition, we are dependent on Great White to efficiently and timely deliver the products we sell, and to provide all necessary service and warranty maintenance which may be required. The inability of Great White to adequately provide these services could have a negative impact on our brand name and reputation, which would have an adverse impact on our business.

Changes in consumer preferences may effect our profitability.

	Our success depends, in part, on our ability to correctly and consistently anticipate, gauge and respond in a timely manner to changing consumer preferences. We are attempting to minimize the risks relating to changing consumer trends by offering a wider variety of products, analyzing consumer purchases of marine recreational vehicles and related products, actively seeking new products, and increasing the monitoring of sales of our products. However, a decrease in the consumer demand for such products or any misjudgment of the market for any of our new products, or our failure to correctly anticipate changes in consumer preferences could have a material adverse impact on our business.

We depend on key manufacturers to provide most of our product line, and we do not have long term agreements with such manufacturers.

	Our strategy has been to market products provided by a few well-recognized brand product manufacturers. We nor Great White currently have any long-term agreements with any manufacturers for our products.
In addition, Great White's current agreement with Mercury has expired and they are in the process of renewing the agreement. The loss of one or more of these manufacturers could have a material adverse effect on our business. We expect to continue purchasing products from these manufacturers, however we can provide no assurance that we will able to do so on economically favorable terms, if at all.

We face intense competition in our industry, and since the products we sell are discretionary purchases, we face competition from all leisure and recreational products.

	The retail market for recreational boating supplies is highly competitive. We compete with other national entities in this industry which have greater financial resources and managerial experience and depth than us. In addition, a key competitive factor in the recreational vehicle market is price. Competitive pressures resulting from competitors' pricing policies may adversely affect our gross margins and such pressures are expected to continue. There can be no assurance that we will not face greater competition from other national or regional distributors or that we will be able to compete successfully with existing and new competitors.

	The recreational vehicle and products markets are generally highly competitive, with competition mainly centering on product innovation, performance and styling, price, marketing, and delivery. We believe that our future success will depend, among other things, upon our ability to sell well received products. In addition, a major innovation by one of our competitors could have a negative effect on the sales of one or more of our product lines. Competition in sporting recreational vehicles and products consists of a relatively small number of large producers, most of whom have greater financial or other resources than us. The markets in which we compete also face competition from other leisure activities, and sales of leisure products are affected by changes in consumer tastes, which are difficult to predict.

We depend on discretionary consumer spending.

	Our success depends upon a number of factors relating to consumer spending, including future economic conditions affecting disposable consumer income such as employment, business conditions, interest rates, and tax rates. In addition, our business opportunities are directly dependent upon the level of consumer spending on recreational vehicles and related products, a discretionary spending item. There can be no assurance that consumer spending in general or spending in the recreational vehicle market in particular will not decline, thereby adversely affecting our future viability, net sales, and profitability or that our business will not be adversely affected by future downturns in the boating industry.

We risk product recalls or product liability due to the inherent dangers involved the use of certain of our products.

	The sale of marine watercraft and recreational vehicle products entails a possible risk of product liability and product recall. We can provide no assurance that persons will not assert product liability claims against us, or that we or the manufacturer will not be obligated to recall our products. Although we maintain product liability insurance coverage, there can be no assurance that an adequate level of coverage is presently in place or will be available in the future. Any losses that we may suffer from future liability claims, including the successful assertion against us of one or a series of large claims in excess of our insurance coverage, may have a material adverse effect on us.

As a start-up company, our future revenues will be unpredictable.

	As a result of our limited operating history, lack of revenues, and the emerging nature of the markets in which we compete, we are unable to accurately forecast revenues, if any. Sales and operating results generally depend on the volume and timing of any orders received, which are difficult to forecast. We may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. Accordingly, any significant shortfall in revenues in relation to our planned expenditures would have an immediate adverse effect on our business.

As a start-up company, our quarterly operating results may fluctuate.

	Based on our business and industry and as a start-up company, we expect to experience significant fluctuations in our future quarterly operating results due to a variety of factors, many of which are outside our control. Factors that may adversely affect our quarterly operating results include:

	-	our ability to attract new customers to our web site at a
		steady rate and maintain customer satisfaction,

	-	our ability to operate at favorable gross margins,

	-	the announcement or introduction of new sites, services, and
		products by us and our competitors,

	-	price competition,

	-	the level of use of the Internet and online services and
		increasing consumer acceptance of the Internet and other online services for the purchase of our products,

	-	the level of traffic on our web site,

	-	technical difficulties, system downtime, or Internet
		brownouts,

	-	the amount and timing of operating costs and capital
		expenditures relating to expansion of our business, operations, and infrastructure,

	-	governmental regulation specific to the Internet and online
		commerce, and

	-	general economic conditions and economic conditions specific
`		to the Internet and online commerce.

The demand for our products is seasonal, which may cause fluctuations in our revenues.

	Our business is seasonal because the sales volume of watercraft and recreational vehicles tends to increase during the spring and summer seasons and, to a lesser extent, during the fall and during periods of warm weather in certain sections of the country. Unseasonable weather in these quarters in different years could cause quarterly operating results to fluctuate in the future. Accordingly, our results of operations for any particular quarter may not necessarily be indicative of net income or loss that may be expected for any other particular quarter. Significant variability in orders during any period may have an adverse impact on our cash flow, and any significant decrease in orders could have a material adverse impact on our results of operation and financial condition.

Great White's control and interlocking directors and officers create potential conflicts of interest with UBUYJAWS.com.

	On each stockholder vote, our common stock is entitled to one vote per share. Assuming all the Right Units and Warrants are exercised and the preferred stock is converted, Great White will continue to own 72.7% of our outstanding common stock, assuring that Great White will have voting control of UBUYJAWS.com for the foreseeable future. As a result, Great White's directors and officers will be able to control our management and policies as well as the outcome of substantially all matters submitted to the stockholders for approval, including the election of directors and any proposed merger, liquidation, or amendment to our charter.

	In addition, our directors and executive officers also are directors, officers, or employees of Great White and will receive Right Units from this dividend based on their ownership of Great White common stock. Specifically, Mr. Smith and Mr. Harvey are directors of Great White and Ms. Ursrey is an employee of Great White. As a result, these directors and executive officers have inherent conflicts of interest when making decisions related to transactions between us and Great White. Great White's ability to control matters listed above together with the potential conflicts of interest of certain of our executive officers and directors could adversely affect the trading price and liquidity of our common stock. Also, Great White may delay or prevent a change of control in our company, even if it would be beneficial to our stockholders.
These factors could limit the price that certain investors might be
willing to pay for our common stock in the future.   If our board of
directors believes a conflict of interest exists, it will retain special counsel.

	In addition, those persons serving both UBUYJAWS.com as well as Great White have not committed to devote any specific percentage of their business time to us. The competing claims upon each person's time and energies could divert his attention from our affairs, placing additional demands on our resources. The efforts of all or any of these individuals may not be sufficient to meet both our needs and those of Great White.
If we were deprived of access to certain key members of our management team, or other personnel, or lose access to such services altogether, our business could be materially adversely affected.

Our management has broad discretion over use of the proceeds of this offering.

	All of the net proceeds, if any, from the exercise of the Right Units or Warrants will be available to fund development and for general corporate purposes. As of the date of this prospectus, we cannot specify with certainty the particular uses for the net proceeds to be received. Accordingly, our management will have broad discretion in the application of the net proceeds. The failure of management to apply such funds effectively could have a material adverse effect on our business.

We have not paid any dividends and we do not anticipate doing so in the near future.

	We have paid no dividends on our common stock and we cannot assure you that we will achieve sufficient earnings to pay cash dividends on our common stock in the near future. Further, we intend to retain earnings to fund our operations. Therefore, we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

Penny stock regulations may decrease your ability to sell our common stock.

	The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market.
 These disclosure requirements and others may have the effect of reducing the level of trading activity in any secondary market for a stock that becomes subject to the penny stock rules. Our securities may be subject to the penny stock rules, and accordingly, investors purchasing securities under this prospectus may find it difficult to sell their securities in the future, if at all.

Risks Relating to the Internet

Our business is dependent on the maintenance of the Internet infrastructure.

	Our success will depend, in large part, upon the maintenance of the Internet infrastructure, as a reliable network backbone with the necessary speed, data capacity, and security. To the extent that the Internet continues to experience increased numbers of users, frequency of use, or increased requirements of users, we can provide no assurance that the Internet infrastructure will continue to be able to support the demands placed on it or that the performance or reliability of the Internet will not be adversely affected. Furthermore, the Internet has experienced a variety of outages and other delays as a result of damage to portions of its infrastructure, and such outages and delays could adversely affect the web sites of customers utilizing our programs and the level of traffic on such web sites. In addition, the Internet could lose its viability as a form of media due to delays in the development or adoption of new standards and protocols that can handle increased levels of activity. If the necessary infrastructure, standards or protocols, or complimentary products, services, or facilities are not developed, or if the Internet does not become a viable commercial medium, our business will be materially and adversely affected. Even if such infrastructures, standards or protocols, or complimentary products, services, or facilities are developed, we can provide no assurance that we will not be required to incur substantial expenditures in order to adapt our solutions to changing or emerging technologies.

We risk capacity constraints on our web site.

	A key element of our strategy is to generate a high volume of traffic on our web site. Accordingly, the satisfactory performance, reliability, and availability of our web site, and network infrastructure are critical to our reputation and ability to attract and retain customers and maintain adequate customer service levels. Our revenues will depend on the number of visitors who shop on our web site and the volume of orders we are able to fulfill. Any system interruptions that result in the unavailability of our web site or reduced order fulfillment performance would reduce the volume of goods sold and the attractiveness of our products and services. We will likely experience periodic system interruptions from time to time. Any substantial increase in the volume of traffic on our web site or the number of orders placed by customers will require us to expand and upgrade further our technology, transaction-processing systems, and network infrastructure. We can give no assurance that we will be able to accurately project the rate or timing of increases, if any, in the use of our web site or timely expand and upgrade our systems and infrastructure to accommodate such increases.
 In addition, even if we are able to project such needs, we can give no assurance that we will have sufficient capital to adequately and timely expand or upgrade our systems and infrastructure.

There is a risk of system failure on our web site.

	Our success, in particular our ability to successfully receive and fulfill orders largely depends on the efficient and uninterrupted operation of our computer and communications hardware systems. Substantially all of our computer and communications hardware is located at one location in Houston, Texas. Our systems and operations are vulnerable to damage or interruption from fire, flood, power loss, telecommunications failure, break-ins, and similar events. We do not presently have redundant systems or a formal disaster recovery plan and do not carry sufficient business interruption insurance to compensate for losses that may occur.

	In addition, despite the implementation of network security measures, our servers are vulnerable to computer viruses, physical or electronic break-ins and similar disruptions, which could lead to interruptions, delays, loss of data, or the inability to accept and fulfill customer orders. The occurrence of any of the foregoing could have a material adverse effect on our business.

We are dependent on the continued growth of online commerce.

	Our success is substantially dependent upon the widespread acceptance and use of the Internet and other online services as an effective medium of commerce. Rapid growth in the use of and interest in the web, the Internet and other online services is a recent phenomenon, and we can provide no assurance that acceptance and use will continue to develop or that a sufficiently broad base of consumers will adopt, and continue to use, the Internet and other online services as a medium of commerce. Demand and market acceptance for recently introduced services and products over the Internet are subject to a high level of uncertainty and there exist few proven services and products.

	In addition, the Internet and other online services may not be accepted as a viable commercial marketplace for a number of reasons, including potentially inadequate development of the necessary network infrastructure. To the extent that the Internet and other online services continue to experience significant growth in the number of users, their frequency of use, or an increase in their bandwidth requirements, we can provide no assurance that the infrastructure for the Internet and other online services will be able to support the demands placed upon them. In addition, the Internet or other online services could lose their viability due to delays in the development or adoption of new standards and protocols required to handle increased levels of Internet or other online service activity, or due to increased governmental regulation. Changes in or insufficient availability of telecommunications services to support the Internet or online services also could result in slower response times and adversely affect usage of the Internet and other online services. If use of the Internet and online services does not continue to grow or grows more slowly than expected, or if the infrastructure for the Internet and other online services does not effectively support growth that may occur our business would be materially adversely affected.

Our industry is subject to rapid technological change.

	To remain competitive, we must continue to enhance and improve the responsiveness, functionality, and features of our web site. The
Internet and the online commerce industry are characterized by rapid technological change, changes in user requirements and preferences, frequent new product and service introductions embodying new technologies and the emergence of new industry standards and practices that could render our existing web site and proprietary technology obsolete. The development of web site and other proprietary technology entails significant technical and business risks. We can give no assurance that we will successfully use new technologies effectively or adapt our web site, proprietary technology, and transaction-processing systems to customer requirements or emerging industry standards. If we are unable, for technical, legal, financial, or other reasons, to adapt in a timely manner in response to changing market conditions or customer requirements, our business would be materially adversely affected.

Online commerce security risks may effect our business.

	A significant barrier to online commerce and communications is the secure transmission of confidential information over public networks. We can provide no assurance that advances in computer capabilities, new discoveries in the field of cryptography, or other events or developments will not result in a compromise or breach of the methods used to protect customer transaction data. If any such compromise of our security were to occur, it could have a material adverse effect on our reputation and
 .business. A party who is able to circumvent our security measures could misappropriate proprietary information or cause interruptions in our operations. We may be required to expend significant capital and other resources to protect against such security breaches or to alleviate problems caused by such breaches. Concerns over the security of transactions conducted on the Internet and other online services and the privacy of users may also inhibit the growth of the Internet and other online services, especially as a means of conducting commercial transactions. To the extent that our activities or third-party contractors involve the storage and transmission of proprietary information, such as credit card numbers, security breaches could damage our reputation and expose us to a risk of loss or litigation and possible liability. We can give no assurance that our security measures will prevent security breaches.

Governmental regulation and legal uncertainties may effect our business.

	We are not currently subject to direct regulation by any governmental agency, other than regulations applicable to businesses generally, and laws or regulations directly applicable to online commerce. However, due to the increasing popularity and use of the Internet and other online services, it is possible that a number of laws and regulations may be adopted with respect to the Internet or other online services covering issues such as user privacy, pricing, content, copyrights, distribution, and characteristics and quality of products and services. Furthermore, the growth and development of the market for online commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business online. The adoption of any additional laws or regulations may decrease the growth of the Internet or other online services, which could, in turn, decrease the demand for our products and services and increase our cost of doing business. Moreover, the applicability to the Internet and other online services of existing laws in various jurisdictions governing issues such as property ownership, sales and other taxes, libel and personal privacy is uncertain and may take years to resolve. Any such new legislation, the application of laws and regulations from jurisdictions whose laws do not currently apply to our business, or the application of existing laws to the Internet could have a material adverse effect on our business.

Risks Relating to the Exercise of the Right Units and Warrants

Our determination of the exercise prices of the Right Units and Warrants was arbitrary.

	The exercise price for the Right Units and Warrants was determined by our board of directors and is not based on an independent valuation of our company or its assets or other recognized criteria of investment value, such as book value, cash flow, earnings, or financial condition. The exercise prices, therefore, do not indicate that the common stock has a value or can be resold. We cannot assure you that if a trading market develops in our securities, that the securities will trade at prices in excess of the exercise prices at any time.

There has been no prior trading market for our Right Units, Warrants, common stock, or preferred stock and the market price of these securities will likely be volatile.

	Prior to this dividend, you could not purchase UBUYJAWS.com's securities publicly. We intend to get symbols for trading of our Right Units, our common stock, our preferred stock, our $6.00 Warrants, and our $10.00 Warrants on the OTC Electronic Bulletin Board.

	We cannot assure you that investors will develop an interest in any of our securities so that any trading markets develop or, if trading markets do develop, how active the trading markets will be or whether they will be sustained. You should assume that any market that develops will be limited and sporadic. The market price of our securities will likely be volatile. A number of factors may affect the price and liquidity of our securities, including:

	-	actual or anticipated fluctuations in our quarterly operating
		results;

	-	operating results that vary from expectations as to our
		future financial performance or changes in financial estimates for us by securities analysts and investors;

	-	future sales or issuances of equity by us; and

	-	the operating and stock price performance of other comparable
		companies.

	In addition, our securities may be followed by few, if any, market analysts and there may be few institutions acting as market makers for our securities. Either of these factors could adversely affect the liquidity and trading price of our securities. Also, the stock market in general has experienced extreme price and volume volatility that has especially affected the market prices of securities of many Internet-related companies.

You may suffer a potential loss of appreciation in our common stock if we redeem our Warrants before you can exercise them for shares of our common stock.

	We may redeem the Warrants, at any time, upon notice of not less than 30 days, at a price of $.01 per Warrant, provided that the closing bid quotation of our common stock for 20 trading days prior to the date the Warrants are called for redemption is: (1) $10.00 per share for the $6.00 Warrants, and (2) $15.00 per share for the $10.00 Warrants. The Warrants will be exercisable until the close of business on the date fixed for redemption. Since we presently intend to call the warrants at the earliest possible date, you should assume that we would call the warrants for redemption if the criteria were met. This right will, if exercised, force you to either exercise your warrants at a possibly unfavorable time or to lose the benefits that may accrue to them as a result of the increase, if any, in the market price of our common stock.

You may suffer a loss from your inability to exercise the Warrants for our common stock due to the lack of a current prospectus, which is required to exercise your Warrants.

	We have undertaken to maintain a current registration statement that will permit the public sale of the common stock underlying the Warrants upon exercise of Right Units or the Warrants. The maintenance of a current registration statement could result in substantial expense to us. We cannot assure you that we will maintain a current prospectus covering the shares of common stock underlying the Warrants. You will have the right to exercise the Warrants for the purchase of shares of common stock only if a current prospectus relating to such shares is then in effect and only if the shares are qualified for sale under the securities laws of the state applicable to you.

Potential loss from inability to exercise the Right Units to purchase the component securities due to the offering being registered in a limited number of states.

	We intend to qualify the issuance of the securities upon exercise of the Right Units for sale in New York, Illinois, Florida, Colorado, and other states to be determined by management. However, we can provide no assurance that we will be successful in registering the issuances in any state. If you live in a state that has not approved the issuance of the securities, you will not be able to exercise the Right Unit and the Right Unit will expire worthless, unless you are able to sell the Right Unit.

We can provide no assurance that a public market will develop for any of our securities.

	While the securities to be issued pursuant to this offering and pursuant to any exercises of the Right Units or Warrants will be free of restrictions and freely transferable, there is presently no market for any of our securities, and we can provide no assurance that any market will develop in the future. If a limited number of investors exercise their Right Units, we may not have enough shareholders to receive a trading symbol and to develop an active trading market. Accordingly, you may not be able to sell your securities.

Substantial sales of our common stock could adversely effect our stock price.

	Sales of a substantial number of shares of our common stock upon the exercise of the Right Units or Warrants could adversely affect the market price of our common stock by introducing a large number of sellers to the market. Given the likely volatility that will exist for our shares, such sales could cause the market price of our common stock to decline.

	After the dividend, and prior to any exercises of the Right Units or Warrants, we will have 19,923,946 shares of our common stock outstanding, consisting of the restricted shares of common stock issued to Great White in July 1999. All of the shares of common stock to be issued upon exercise of the Right Units and Warrants and the conversion of the preferred stock, will be freely tradable without restriction or further registration under the federal securities laws unless acquired by our "affiliates," as that term is defined in Rule 144 under the Securities Act of 1933. All of the shares acquired by "affiliates" will be "restricted securities" under the Securities Act subject to restrictions on timing, manner, and volume of sales of such shares.

You will experience immediate and substantial dilution.

	The exercise prices of the Right Units and Warrants are expected to be substantially higher than the net tangible book value of each outstanding share of common stock. Accordingly, purchasers of common stock upon exercise of the Right Units or Warrants will suffer immediate and substantial dilution.

	You should carefully consider the above risk factors and warnings before making an investment decision. The risks described above are not the only ones facing us. Additional risks that we do not yet know of or that we currently think are not material may also have an adverse effect on our business operations. If any of those risks or any of the risks described above actually occur, our business could be adversely affected.
 In that case, the price of our securities could decline, and you could lose all or part of your investment. You should also refer to the other information set forth in this prospectus.

THE RIGHTS OFFERING

	We are issuing Right Units, at no cost, to holders of outstanding shares of Great White common stock on ________, 1999. Right Units will not be distributed to Great White stockholders who did not hold Great White stock as of ________, 1999. Each Great White stockholder will receive one Right Unit for every 12 shares of Great White common stock owned on _________, 1999.

Determination of Subscription Price

	Prior to the rights offering, there has been no public market for our securities. In determining the subscription price, we did not employ any valuation formula or obtain an independent valuation of our company.
 Rather we considered our business potential and prospects and the fact that we are a development stage company. As a result, the price of the Right Units or the Warrants bear no relation to book value, earnings, assets or other generally accepted valuation criteria for corporations. We believe that any valuation of our company, given its early stage of development, is highly speculative. The actual value or resale value of our securities may be significantly higher or lower than the purchase price.

Expiration Date

	The Right Units will expire at 5:00 p.m., EST, on _______ , 1999 (or 45 days from the date of this prospectus) unless we extend this deadline. After expiration, unexercised Right Units will be null and void and no longer exercisable by the holder. We will not be obligated to honor any purported exercise of Right Units received by the subscription agent after the expiration time, regardless of when the documents relating to such exercise were sent. We will make a press release notifying the public of any extension of the expiration time.

Subscription Privileges

	Each Right Unit entitles you to receive, upon payment of $____ to UBUYJAWS.com, Inc., one and one-half shares of our common stock, one share of our convertible preferred stock, one $6.00 Warrant, and one $10.00 Warrant. We will send you certificates representing the securities that you purchase pursuant to your subscription privilege as soon as practicable after the Right Units expire.

Plan of Distribution and Subscription Agent

	We have appointed our Transfer Agent, American Registrar & Transfer Company, to assist with the rights offering in the role of subscription agent. The subscription agent will hold all subscriptions received from the exercise of the Right Units, and will be responsible for delivering the securities to stockholders. We will pay the fees and expenses of the subscription agent in connection with the rights offering.

	You should deliver your Subscription Certificate, payment of the subscription price and Notice of Guaranteed Delivery (if any) to the subscription agent. The address to which these documents and payment should be delivered is:

		American Registrar & Transfer Company
		P.O. Box 1798
		Salt Lake City, Utah 84110


Exercise of Rights

	You may exercise your Right Units by delivering to the subscription agent, at or prior to 5:00 p.m., EST, on _____________, 1999 (or 45 days from the date of this prospectus):

	-	a properly completed and duly executed Subscription
		Certificate;

	-	any required signature guarantees; and

	-	payment in full of $____ per Right Unit to be exercised.

	We may reject any subscription documents the subscription agent receives after 5:00 p.m., EST, on ________, 1999, regardless of when the documents were originally mailed.

Method of Payment

	Payments for the exercise of the Right Units must be by check or bank draft drawn upon a United States bank or postal, telegraphic or express money order payable to UBUYJAWS.com, Inc. The subscription price will be deemed to have been received by the subscription agent only upon
(1) clearance of any uncertified check, (2) receipt by the subscription agent of any certified check or bank draft drawn upon a United States bank or of any postal, telegraphic or express money order.

	If paying by uncertified personal check, please note that the funds paid thereby may take up to five business days to clear. Accordingly, holders of Right Units who wish to pay the subscription price by means of uncertified personal check are urged to make payment sufficiently in advance of the date on which the Right Units expire to ensure that such payment is received and cleared by such date and are urged to consider payment by means of certified or cashier's check, or money order.

Guaranteed Delivery Procedures

	If you want to exercise your Right Units, but time will not permit your Subscription Certificate to reach the subscription agent on or prior to _______, 1999 (or 45 days from the date of this prospectus), you may exercise your Right Units if you satisfy the following Guaranteed
Delivery Procedures:

	-	You send, and the subscription agent receives, payment in
		full for each Right Unit being exercised on or prior to _______, 1999 (or 45 days from the date of this prospectus);

	-	You send, and the subscription agent receives, on or prior to
		_______, 1999 (or 45 days from the date of this prospectus), a Notice of Guaranteed Delivery, substantially in the form provided with the attached instructions, from a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States. The Notice of Guaranteed Delivery must state your name, the number of Right Units that you hold, and the number of Right Units that you are exercising. The Notice of Guaranteed Delivery must guarantee the delivery of your Subscription Certificate to the subscription agent within three OTC trading days following the date of the Notice of Guaranteed Delivery; and

	-	You send, and the subscription agent receives, your properly
		completed and duly executed Subscription Certificate, including any required guarantees, within three OTC trading days following the date of your Notice of Guaranteed Delivery. The Notice of Guaranteed Delivery may be delivered to the subscription agent in the same manner as your Subscription Certificate at the addresses set forth above, or may be transmitted to the subscription agent by facsimile transmission, to facsimile number _________. You can obtain additional copies of the form of Notice of Guaranteed Delivery by requesting it from the subscription agent.

Signature Guarantees

	Signatures on the Subscription Certificate must be guaranteed by an Eligible Guarantor Institution, as defined in Rule 17Ad-15 of the Exchange Act, subject to the standards and procedures adopted by the subscription agent. Eligible Guarantor Institutions include banks, brokers, dealers, credit unions, national securities exchanges and savings associations.

	Signatures on the Subscription Certificate do not need to be guaranteed if:

	-	the Subscription Certificate provides that the securities to
		be purchased are to be delivered directly to the record owner of such rights; or

	-	the Subscription Certificate is submitted for the account of
		a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

Shares Held for Others

	If you hold shares of Great White common stock for others, such as brokers, trustees or depositories for securities, you should provide a copy of this prospectus to the respective beneficial owners of those shares as soon as possible, ascertain such beneficial owners' intentions and obtain instructions with respect to the Right Units. If the beneficial owner so instructs, you should complete Subscription Certificates and submit them to the subscription agent with the proper payment.

	If you are a beneficial owner of Great White common stock held by a holder of record, you should contact the holder and request the holder to effect transactions in accordance with your instructions. Beneficial holders should be aware that brokers or other record holders may establish deadlines for receiving instructions from beneficial holders significantly in advance of _______, 1999 (or 45 days from the date of this prospectus).

Ambiguities in Exercise of the Rights

	If you do not specify the number of Right Units being exercised on your Subscription Certificate, or if your payment is not sufficient to pay the total purchase price for all of the shares that you indicted you wished to purchase, you will be deemed to have exercised the maximum number of Right Units that could be exercised for the amount of the payment that the subscription agent receives from you.

Company's Decisions Binding

	All questions concerning the timeliness, validity, form and eligibility of any exercise of Right Units will be determined by us, and our determinations will be final and binding. We reserve the right, in our sole discretion, to waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as we may determine, or reject the purported exercise of any Right Unit. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as we determine in our sole discretion. We reserve the right, in our sole discretion, to reject any purchases not properly submitted or the acceptance of which would, in the opinion of our counsel, be unlawful. Neither Great White, UBUYJAWS.com, nor the subscription agent will be under any duty to give notification of any defect or irregularity in connection with the submission of Subscription Certificates or incur any liability for failure to give such notification.

Withdrawal Rights

	We may withdraw the rights offering at any time prior to or on _________, 1999 (or 45 days from the date of this prospectus), for any reason. If we withdraw the rights offering, any funds received will be promptly refunded without interest or penalty.

	The instructions accompanying the Subscription Certificate should be read carefully and followed in detail. Do not send Subscription Certificates to Great White or to UBUYJAWS.com. The method of delivery of Subscription Certificates and payment of the subscription price to the subscription agent will be at the election and risk of the Right Units holders, but if sent by mail, it is recommended that such certificates and payments be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the subscription agent and clearance of payment at or prior to 5:00 p.m., EST, on _______, 1999 (or 45 days from the date of this prospectus).


Transferability

	As soon as practicable after the distribution of the Right Units, the Right Units will be freely tradable, subject to applicable state securities laws, until the day preceding the expiration date or _________, 1999 (or 45 days from the date of this prospectus). We expect the Right Units will trade on the OTC Electronic Bulletin Board for this time period, assuming any market exists for the Right Units. During this period, the securities underlying the Right Units will be freely tradable (including the common stock underlying the Warrants), subject to applicable state securities laws, but no market for such securities will exist, even if the Right Units are exercised prior to the expiration date. The underlying securities will trade separately on the OTC Electronic Bulletin Board, subject to applicable state securities laws, beginning shortly after the expiration date, assuming any market exists for the securities.

Method of Transferring Rights

	It is anticipated that the Right Units will trade in the over-the-counter market until the close of business on the last trading day prior to the expiration of the Right Units. We can provide no assurance that a market for the Right Units will develop, that any market which does develop will be active or can be sustained or as to the prices at which the Right Units will trade.

	The Right Units evidenced by a single Subscription Certificate may be transferred in whole by endorsing the Subscription Certificate for transfer in accordance with the accompanying instructions. A portion of the Right Units evidenced by a single Subscription Certificate (but no fractional Right Units) may be transferred by delivering to the subscription agent a Subscription Certificate properly endorsed for transfer, with instructions to register such portion of the Right Units evidenced thereby in the name of the transferee (and to issue a new Subscription Certificate to the transferee evidencing such transferred Right Units). In such event, a new Subscription Certificate evidencing the balance of the Right Units will be issued to the Right Units holder or, if the Right Units holder so instructs, to an additional transferee.
 However, notwithstanding the foregoing, the subscription agent will reissue Subscription Certificates for the transferred Right Units to the transferee, and will reissue Subscription Certificates for the balance, if any, to the holder of the Right Units, only to the extent it is able to do so before the expiration of the Right Units. To transfer Right Units to any person other than a bank or broker, signatures on the Subscription Certificate must be guaranteed by an eligible institution.

	Holders wishing to transfer all or a portion of their Right Units (but not fractional Right Units) should allow a sufficient amount of time prior to the expiration date for (a) the transfer instructions to be received and processed by the subscription agent, (b) a new Subscription Certificate to be issued and transmitted to the transferee or transferees with respect to transferred Right Units, and to the transferor with respect to retained Right Units, if any, and (c) the Right Units evidenced by such new Subscription Certificates to be exercised or sold by the recipients thereof. Neither we nor the subscription agent will have any liability to a transferee or transferor of Right Units if Subscription Certificates are not received in time for exercise or sale prior to the expiration of the Right Units.

	Except for the fees charged by the subscription agent (which we will pay), all commissions, fees and other expenses (including brokerage commissions and transfer taxes) incurred in connection with the purchase, sale or exercise of Right Units will be for the account of the transferor of the Right Units, and none of such commissions, fees or expenses will be paid by us or the subscription agent.

No Minimum Subscription and Right to Terminate or Modify Rights Offering

	The rights offering is not conditioned upon our receipt of subscriptions for any minimum number of Right Units. Our board of directors, in its sole discretion, may amend the terms and conditions of the rights offering at any time prior to the expiration date. In the event of such termination, we will return to all eligible Great White stockholders who exercised their Right Units their subscription payments without interest or deduction, as soon as practicable.

No Revocation

	Once you exercise your Right Units, you may not revoke that exercise. You should not exercise your Right Units unless you are certain that you wish to purchase our securities.

No Recommendation

	An investment in our securities must be made pursuant to each stockholder's evaluation of such stockholder's best interests. Neither the board of directors of Great White nor the board of directors of UBUYJAWS.com makes any recommendation regarding whether stockholders should sell their Right Units or whether to exercise such stockholder's Right Units.

FEDERAL INCOME TAX CONSEQUENCES OF THE DISTRIBUTION

	We have received an opinion from Malone & Bailey, PLLC ("M&B Opinion")to the effect that for U. S. Federal income tax purposes:

1.	The Distribution is a taxable property distribution to the
	shareholders of Great White. Thus, each shareholder must include the value of the options he or she receives to purchase one or more right units as gross income to the extent that such value exceeds the basis in his or her Great White stock. However, because the value of the option to purchase the "Right Units" is nominal, and because any such value may be first deducted from the basis of any Great White stock held by Great White shareholders before any taxable income results, the tax consequences to any Great White shareholder are nil.

2.	The Distribution is not a taxable transaction to either
	UBUYJAWS.com or Great White.

The M&B Opinion is subject to certain factual representations and assumptions. UBUYJAWS.com is not aware of any present facts or circumstances that would cause such representations and assumptions to be untrue. In the event that either Great White or UBUYJAWS.com decides to seek a letter ruling from the IRS with respect to the Federal income tax consequences of the distribution, there can be no assurance that the IRS will not take a position contrary to that expressed in the M&B Opinion. If the valuation is changed by IRS, the tax consequences to Great White or its shareholders could materially change.

You are urged to consult with your own tax advisor as to the particular tax consequences to you of the distribution of our shares, including the applicability and effect of any state, local or foreign tax laws, and of any changes in the applicable laws.

OUR SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

	Some of the statements contained in this prospectus, in particular the "Risk Factors" and "Business" sections, discuss future expectations, contain projections of results of operation or financial condition or state other "forward-looking" information. These statements are subject to known and unknown risks, uncertainties, and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information is based on various factors and is derived using numerous assumptions. Important factors that may cause actual results to differ from projections include, for example:

	-	the success or failure of our management's efforts to
		implement their business strategy;

	-	our ability to raise sufficient capital to meet operating
		requirements;

	-	the uncertainty of consumer demand for our product;

	-	our ability to protect our intellectual property rights;

	-	our ability to compete with major established companies;

	-	the effect of changing economic conditions;

	-	our ability to attract and retain quality employees; and

	-	other risks which may be described in future filings with the SEC.

	We do not promise to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements.

	USE OF PROCEEDS

	We will not receive any proceeds from the distribution of the Right Units, but we will receive proceeds from the exercise of the Right Units or Warrants. However, we can not be assured that any of the Right Units or Warrants will be exercised. If all of the Right Units are exercised, we will receive proceeds of $___________. If the $6.00 Warrants are exercised, we will receive proceeds of $9,961,962. If the $10.00 Warrants are exercised, we will receive proceeds of $16,603,290.

	We intend to utilize any proceeds to develop our web site and for general corporate purposes, including, advertising our web site, adding additional products to our web site, and promoting the products sold on our web site. In addition, 3% of any proceeds raised from the exercise of the Right Units or Warrants will be paid as a consulting fee. See "Plan of Distribution - Other" for more information.

DIVIDEND POLICY

	Since inception, we have not declared or paid cash dividends on our common stock. The current policy of the board of directors is to retain earnings, if any, to provide funds for operating and expansion of our business. Such policy will be reviewed by the board of directors from time to time in light of, among other things, our earnings and financial position.


DETERMINATION OF OFFERING PRICE

	There is no market for trading our securities. The exercise price of the Right Units and Warrants have been arbitrarily determined and do not bear any relationship to any valuation of the assets, book value, or prospective earnings of the company.

DILUTION

	Set forth below is a description of dilution to purchasers of our common stock through the exercise of the Right Units (assuming a purchase price of $4.25 per Right Unit) and the conversion of the preferred stock.
 We have assumed no Warrants are exercised. We have not included any shares which may be purchased pursuant to the consulting agreement discussed in "Plan of Distribution - Other"

	As of May 31, 1999 the net tangible book value of our common stock was $1,000 or $.00 per share. The "net tangible book value per share" represents the amount of total tangible assets less total liabilities of the our company. Without taking into account any changes in net tangible book value after May 31, 1999, other than to deduct estimated offering expenses of $50,000, and to give effect to the issuance of:

	-	2,490,494 shares of common stock upon the exercise of the
		Right Units for net proceeds of $7,056,398;

	-	1,660,329 shares of common stock upon the conversion of the
		preferred stock; and

	-	19,923,946 shares of common stock to Great White in July
		1999;

	the pro forma book value of our common stock will be $7,007,398 or $.29 per share. This represents an immediate increase in net tangible book vale per share of $7,006,398 or $.29 per share to our existing stockholder and immediate dilution in net tangible book value of $3.96 per share to you. The following table illustrates such dilution:

Offering price per Right Unit		$4.25
Net tangible book value per share of outstanding
common stock prior to offering	$.00
Increase attributable to new investors	$.29
Net tangible book value per share of common
stock after offering		$ .29
Per share dilution to new investors		$3.96

	The following table sets forth the total number of shares of common stock purchased from the company, the total consideration recorded and the average price per share for (i) the existing holder of common stock (Great White) for shares acquired in July 1999 and (ii) the investors purchasing shares of common stock through the exercise of the Right Units (assuming conversion of the preferred stock and assuming no exercise of the Warrants).

	Shares Purchased	 Total Consideration  Average Price Per Share
	  Number    Percent	   Amount(1)	 Percent
Existing shareholder	19,923,946	82.8%	$6,200 	  .1%	$ .00
New shareholder	 4,150,823	17.2%	$7,057,398	99.9%	$1.70
	Total	24,074,769	 100%	$7,063,598	 100%

[FN]
(1) Prior to deduction of expenses.

CAPITALIZATION

	In July 1999, UBUYJAWS.com issued 19,923,946 shares to Great White, in exchange for its agreement to fund required start up expenses as needed. The May 31, 1999 balance sheet shows 1,000,000 shares deemed previously issued for the $1,000 start up capital previously contributed, and the 19,923,946 shares replaces this earlier deemed issuance.

	The following table sets forth the pro forma capitalization of the company as of May 31, 1999, as adjusted to reflect the exercise of the Right Units, and the application of the net proceeds therefrom (includes issuance of 19,923,946 shares of common stock to Great White in July
1999):

						Rights
						Pro Forma
	Actual 	As Adjusted
Long Term Debt		$0	$0
Stockholder's Equity:
Common Stock, $0.001 par value per share;
50,000,000 shares authorized; 19,923,946
shares issued and outstanding; 24,074,769
shares, issued and outstanding, respectively,
as adjusted			19,924		24,075
Additional Paid-In Capital		(13,724)			6,988,523
Retained Earnings		(5,200)	    (5,200)
Total Stockholders' Equity		 1,000 	  7,007,398
Total Capitalization		 $1,000 	 $7,007,398

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS


	The following discussion should be read in conjunction with the financial statements of the company.

General

	We were incorporated in February 1999. We were formed by Great White which owns 19,923,946 shares of our common stock. We are a development stage company with a limited operating history. As of May 31, 1999, we had not generated any revenues. There exists limited
historic operations with respect to the operations of the company.   The
financial information contained in this prospectus is for the period from inception (February 10, 1999) to May 31, 1999.

	We have a limited operating history on which to base an evaluation of our business and prospects. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets such as online commerce. We will encounter various risks in implementing and executing our business strategy. There can be no assurance that we will be successful in addressing such risks, and the failure to do so could have a material adverse effect on our business.

Plan of Operations

	Our initial start-up costs were approximately $5,200 as of May 31, 1999, which includes the creation of our web site, advertising, and professional fees. Great White has funded these initial expenditures. Based on our current plan of operations it is anticipated that our monthly operating expenditures for the next 12 months will be approximately $6,000 per month, which includes salary and benefits for one employee and overhead. However, based on our rate of growth or if unexpected expenses are incurred we may need additional funds. Great White has agreed to fund our operations for the next 12 months up to $6,000 per month. If we require additional funds or if Great White is unable to honor its agreement to fund $6,000 per month, we will need to raise the funds from external sources, and we do not have any commitments for such funds. We intend to utilize any proceeds from this rights offering to fund operations.

	Any required financing may be raised through additional best efforts equity offerings, joint ventures or other collaborative relationships, borrowings, and other sources. To date, we have no commitment for any such additional financing and there can be no assurance that any such financing will be available or, if it is available, that it will be available on acceptable terms.

IMPACT OF YEAR 2000

	The year 2000 poses certain issues for business and consumer computing, particularly the functionality of software for two-digit storage of dates and special meanings for certain dates such as 9/9/99. The year 2000 is also a leap year, which may also lead to incorrect calculations, functions, or system failure. The problem exists for many kinds of software, including software for mainframes, PCs, and embedded systems.

	In assessing the effect of the Year 2000 Problem, our management determined that there existed two general areas that needed to be evaluated:

	-	Internal infrastructure and
	-	Supplier/third-party relationships.

	A discussion of the various activities related to assessment and actions resulting from those evaluations is set forth below.

	Internal Infrastructure.

	We are in the process of verifying that all of our personal computers, servers, and software are Year 2000 compliant. We are in the process of replacing or upgrading all items that have been found not to be Year 2000 compliant. We intend to determine if the software vendors of all of our critical applications have represented that their products are Year 2000 compliant. The costs related to these efforts are not expected to be material to our business.

	Suppliers/Third-Party Relationships.

	As mentioned above, we will be gathering information from vendor web sites and available compliance statements to identify and, to the extent possible, resolve issues involving the Year 2000 Problem. We rely on outside vendors for water, electrical, and telecommunications services as well as climate control, building access, and other infrastructure services. We do not intend to independently evaluate the Year 2000 compliance of the systems utilized to supply these services. We have received no assurance of compliance from the providers of these services.
 There can be no assurance that these suppliers will resolve any or all Year 2000 Problems with these systems before the occurrence of a material disruption to our business. Any failure of these third-parties to resolve Year 2000 problems with their systems in a timely manner could have a material adverse effect on our business.

	Contingency Plans.

	We have not currently developed a formal contingency plan to be implemented as part of our efforts to identify and correct Year 2000 Problems affecting our internal systems. However, if we deem necessary, we may take the following actions:

	-	Accelerated replacement of affected equipment or software;
	-	Short to medium-term use of backup equipment and software;
	-	Increased work hours for our personnel;
	-	Other similar approaches.

	If we are required to implement any of these contingency plans, such plans could have a material adverse effect on our business.

	Based on the actions taken to date as discussed above, we are reasonably certain that we have or will identify and resolve all Year 2000 Problems that could materially adversely affect our business and operations.

BUSINESS

General

	UBUYJAWS.com, Inc. is a Texas corporation, incorporated in February 1999, which markets and sells marine watercraft, recreational vehicles, and related products via the Internet on its web site located at www.UBUYJAWS.com. Our product lines includes brand names such as Mercury, Polaris, Viking Sport Cruisers, and Cruiser Yachts. Currently, we primarily sell products distributed by our parent company, Great White Marine & Recreation, Inc. However, based on our success, we intend to expand our product line in the future. In addition, we are developing a web site at www.GreatYachts.com where high dollar watercraft such as yachts will be sold by UBUYJAWS.com through our brokerage listings.

Information About Great White Marine & Recreation, Inc.

	Great White is an international distributor of marine watercraft, recreational vehicles, and related products. Great White sells its products by means of its network of dealers extending from the southwestern United States through Mexico, Central America, South America, and the Caribbean. Great White is currently traded on the OTC Electronic Bulletin Board under the symbol "JAWS" and has 19,923,946 shares of common stock outstanding as of July 6, 1999.

Products and Services

	We sell the following products on our web site www.UBUYJAWS.com:

	Polaris(TM)

		Personal Watercraft

	We sell a variety of one, two, three, and four person personal watercraft ("PWC") and related products made by Polaris Industries, Inc. ("Polaris"). PWC are sit-down versions of water scooter vehicles designed for use on lakes, rivers, oceans, and bays. PWC are used primarily for recreational purposes and are designed for one, two, three, or four passengers. Polaris' PWCs range in power from 95hp to 140hp Polaris entered the PWC market in 1992. After many years of rapid growth, Polaris estimates that worldwide sales for PWC declined during 1997 to approximately 200,000 units. Other major PWC manufacturers are Bombardier, Yamaha, Kawasaki, and Arctic Cat. Polaris' line of PWCs consists of five models, including touring, performance, and racing.

		All Terrain Vehicles

	We sell a wide variety of Polaris' recreational and utility all-terrain vehicles ("ATVs") and related products, including helmets, boots, gloves, clothing, and accessories. ATVs are four-wheel vehicles with balloon style tires designed for off-road use and traversing rough terrain, swamps, and marshland. ATVs are used for recreation, in such sports as fishing, hunting, and racing, as well as for utility purposes on farms, ranches, and construction sites. ATVs were introduced to the North American market in 1971 by Honda. Other Japanese motorcycle manufacturers, Yamaha, Kawasaki, and Suzuki, entered the North American market in the late 1970s and early 1980s.

	Polaris entered the ATV market in the spring of 1985 with both a three-wheel and a four-wheel product. Polaris currently produces four-wheel ATVs, which provide more stability for the rider than the earlier three-wheel versions. Polaris' line of ATVs consisting of thirteen models, includes general purpose, sport and four-wheel drive utility models. In addition, Polaris has a six-wheel off-road utility vehicle and a six-wheel drive off-road Polaris Ranger side-by-side utility and recreational vehicle. Polaris' ATV features the totally automatic Polaris variable transmission which requires no manual shifting and a MacPherson strut front suspension, which enhances control and stability.
 The Polaris ATVs range in power from 244cc to 499cc. Polaris' ATVs include both two-cycle and four-cycle engines and both shaft and chain drive. In 1997, Polaris introduced the Concentric Drive System which combines advanced rear chain drive with front shaft drive which Polaris believes will deliver improved performance and handling with excellent long-term durability.

	Great White's current distribution agreement with Polaris for distribution of both PWCs and ATVs expires on July 31, 1999, subject to extension by mutual agreement. There is no assurance that Great White will be able to extend such agreement on economically favorable terms, if at all.

	Cruisers(TM) Yachts

	We sell built-to-order Cruisers Yachts ranging in size from 28 feet to 50 feet in length in Mexico. Cruisers Yachts are a division of KCS International, Inc. Management believes that in recent years Cruisers Yachts have made gains in both market share and brand recognition. Great White's current distribution agreement expires on May 5, 2001. Great
White has made the following purchase commitments with respect to Cruisers Yachts: (a) $1,000,000 for the twelve month period ending May 1999, (b) $1,500,000 for the twelve month period ending May 2000, and (c) $2,000,000 for the twelve month period ending May 2001. Great White's failure to meet the above commitments is grounds for termination of its distribution agreement. Upon expiration of its current distribution agreement, there is no assurance that Great White will be able to extend such agreement on economically favorable terms, if at all.

	Mercury(TM) Outboard Motors

	We sell the entire line of Mercury outboard boat motors, engine lubricants, parts, and accessories in Mexico. In 1996 and 1997, Mercury introduced four OptiMax-Registered Trademark-outboard engines ranging from 135-horsepower to 250-horsepower and featuring Mercury's new direct fuel injection ("DFI") technology. DFI is part of Mercury's plan to reduce engine emissions by 75% by 2006 to comply with Environmental Protection Agency requirements. Mercury's line of low-emission engines also includes four-cycle versions of its smaller two-cycle outboards, and, according to Mercury, these four-cycle outboards require no modification to meet reduced emission levels. We also sell Mercury's QuickSilver (TM) Two-Cycle Engine Oil. This product is refined in Monterrey, Mexico by Pemex.

	Great White's current distribution agreement with Mercury expired on April 16, 1999, subject to extension by mutual agreement. Great White is currently in the process of extending this agreement. There is no assurance that Great White will be able to extend such agreement on economically favorable terms, if at all.

	Viking Sport Cruisers (TM)

	We sell Viking Sport Cruisers ranging in size from 36 feet to 82 feet in length. Great White's current distribution agreement expires on July 31, 2000. Upon expiration of its current distribution agreement, there is no assurance that Great White will be able to extend such agreement on economically favorable terms, if at all.

	GreatYachts.com

	In addition to the sale of the above products, we intend to create an additional web site primarily for the sale of yachts. The web site will list yachts owned by Great White, as well as by other distributors.
 The web site will feature color photographs and detailed specifications with respect to each yacht listed. If customers want additional information or are interested in purchasing any of the yachts, the customer will call a contact number provided on the web site. All sales will be made via telephone.

Distribution

	Customers or dealers will be able to directly purchase smaller dollar items via the use of an "electronic" shopping cart. Customers can chose the items they wish to purchase, and then can pay for the items with a credit card or via wire transfer. We estimate that these items will be shipped to the customer within two weeks of purchase. For larger dollar items, customers or dealers will be given a contact person with whom they can make their order. Shipping times will vary based on the purchase and will be discussed with the customer at the time of sale.

Sales and Marketing

	We plan to conduct a marketing program that is aimed at attracting and retaining customers who use our web site for adverting, e-commerce, and other commercial activities. We plan to use on-line and traditional media, such as newspapers and billboards, in conducting these programs.

	We will be utilizing the services of Great White's advertising agency Premier Maldonado & Associates, Inc. ("PM&A"). As a great portion of Great White's operations are conducted in Mexico, it has hired PM&A, which is primarily focused on advertising for the Hispanic market. Although UBUYJAWS.com will market to a broader market, to date we have not developed any relationships with any other sales agency. We intend to advertise in trade magazines, as well as on cable television on outdoor shows geared toward our products. Our ability to conduct any advertising, as well as the level to which we will be able to conduct any advertising will be dependent on the availability of the funds provided to us initially by Great White, and in the future, on funds we are able to generate through operations. In addition, to date we have not hired any other sales agency and will be dependent on our present personnel for marketing. We can provide no assurance that we will be able to implement a successful marketing plan, or that we will have the financial capability to adequately do so.

Competition

	The market for Internet e-commerce opportunities and other commercial uses of the Internet are new and rapidly evolving, and competition is expected to increase significantly in these markets, as barriers to entry are relatively insubstantial.

	We believe that our ability to compete depends on many factors both within and beyond our control, including the following:

	-	the timing and market acceptance of the our business model;

	-	the effectiveness of our web site in attracting potential
		customers for our products;

	-	the number and types of strategic relationships we enter into
		(including e-commerce partnerships); and
	-	our marketing efforts.

	At this time, we are not aware of any other web sites offering the variety of marine and recreational products offered by UBUYJAWS.com. However, it should be expected that in the future we will compete with additional companies, many of which may have greater financial resources than our company. We can provide no assurance that we will be able to successfully compete in this market.

Employees

	At July 8, 1999, we operated with the services of our directors, executive officers, and one full-time employee. All other employees which may devote any time to our company are employed and compensated by Great White.

Facilities

	We operate out of a facility located at 208 Otis Drive, in Waco, Texas, which consists of a 10,000 square foot office building with an attached warehouse. The facility is owned by Great White, and our proportionate rent of approximately $3,000 is a capital contribution by Great White. There is no assurance that in the future we will not be forced to pay rent or purchase a separate facility.

Insurance

	We have insurance covering risks incurred in the ordinary course of business, including general liability, special and business property coverage and business interruption insurance. We do not maintain key-man term life insurance on any directors or executive officers. We believe our insurance coverage is adequate.

Intellectual Property

	We have not received a trademark on "UBUYJAWS.com." We are permitted to selectively utilize our product manufacturers' trademarks to promote such products, subject to the terms of Great White's distribution agreements. We are dependent on such product manufacturers to retain their individual trademarks and to allow us to utilize such trademarks.

Government Regulation and Legal Uncertainties

	There is an increasing number of laws and regulations pertaining to the Internet. In addition, a number of legislative and regulatory proposals are under consideration by federal, state, local and foreign governments and agencies. Laws or regulations may be adopted with respect to the Internet relating to liability for information retrieved from or transmitted over the Internet, online content regulation, user privacy, taxation and quality of products and services. Any new legislation or regulation, or the application or interpretation of existing laws, may decrease the growth in the use of the Internet, which could in turn decrease the demand for our service, increase our cost of doing business or otherwise have a material adverse effect on our business, results of operations, and financial condition.

	Internet Taxation. A number of legislative proposals have been made at the federal, state, and local level, and by certain foreign governments, that would impose additional taxes on the sale of goods and services over the Internet and certain states have taken measures to tax Internet-related activities. Any legislation or other attempts at regulating commerce over the Internet, may substantially impede the growth of commerce on the Internet and, as a result, adversely affect our opportunity to derive financial benefit from those activities.

	Jurisdictions. It is possible that, although our transmissions over the Internet originate primarily in Texas, the governments of other states and foreign countries might attempt to regulate our transmissions or prosecute us for violations of their laws. These laws may be modified, or new laws enacted, in the future. Any of the foregoing developments could have a material adverse effect on our business. In addition, as our service is available over the Internet in multiple states and foreign countries, these jurisdictions may claim that we are required to qualify to do business as a foreign corporation in each of these states or foreign countries. Any new legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to our business, or the application of existing laws and regulations to the Internet and other online services could have a material adverse effect on our business.

Legal Proceedings

	Since the date of its organization through the date of this prospectus, we have not been involved in any legal proceedings. Great White is presently a party to an enforcement proceeding with the SEC. Great White believes that it has complied with all information requests from the SEC and has met with the SEC in an attempt to resolve the issues raised in the inquiry. As the inquiry is ongoing, it is difficult to ascertain the length of any such investigation, the cost to Great White, or what action, if any, will be taken by the SEC against Great White or its officers, some of which are officers of UBUYJAWS.com. There can be no assurance, however, that we will not in the future be involved in litigation incidental to the conduct of our business.

MANAGEMENT

Directors and Executive Officers

	The following table sets forth the directors and officers of the company and their respective ages and positions:

Name					Age		Position
Christopher C. Smith		26		Chairman of the Board and President
William Edward Harvey II	40		Vice President and
							Chief Information Officer
Felicia Ursrey			35		Director, Secretary, and, Treasurer

	Christopher C. Smith has served as chairman and president of the company since inception. Mr. Smith has over two years of experience in the boat and marine related industry. Mr. Smith has served as Vice President of sales for Great White since October 1997 and prior to that he was for a period of two years a Sales Manager at McComb Diesel, located in McComb, Mississippi. McComb Diesel is a distributor of Western Star Trucks and other road equipment manufacturers. Mr. Smith received his BA degree in Marketing from Mississippi State University in 1995.

	William Harvey has served as Vice President and Chief Information Office of the company since June 1999. Mr. Harvey joined the board of Great White in March 1999. Since February 1999, Mr. Harvey has been the President of Rhino Computing. From December 1997 until retirement in March 1998, Mr. Harvey served as a Major in the United States Air Force as a flight instructor of fighter pilots. From April 1994 until November 1997, Mr. Harvey served as the Chief of Integration and Testing for the Warrior Preparation Center, a joint United States Air Force and United States Army computer war gaming facility in Europe.

	Felicia Ursrey has served as director, secretary, and treasurer of the company since inception. Since April 1998, Ms. Ursrey has served as office manager for Great White. From May 1988 until March 1997, Ms. Ursrey served as a terminal manager for GTI, a trucking company in Mississippi.

	Pursuant to the our bylaws, the board of directors are chosen by the stockholders annually, at the annual meeting of the company. Each director will hold office for one year. All executive officers of the company are chosen by the board of directors and serve at the board's discretion. There are family relationships among the company's officers, directors or employees. Mr. Smith and Ms. Ursrey are brother and sister. The company also plans to reimburse directors for any expenses incurred in attending board of directors and board committee meetings.

EXECUTIVE COMPENSATION

	We have only recently incorporated and have not paid any compensation to any person, and presently have no employment agreements with our officers or other key employees. The compensation of our executives who are also employed by Great White will be paid by Great White.

	We have no options or warrants outstanding, and we do not currently have a stock option plan or defined benefit plan. We do not have any present plans to issue and options or warrants to any directors or employees.

CERTAIN TRANSACTIONS

	In July 1999, we entered into an agreement with Great White whereby we agreed to issue Great White 19,923,946 shares of our common stock in exchange for Great White agreeing: (i) to fund our operations at a rate of $6,000 per month, (ii) to make us the exclusive Internet dealer for its products for a period of one year, and (ii) to grant us the right to extend our agreement to be their exclusive Internet dealer for an additional year if we had a positive net worth.

PRINCIPAL STOCKHOLDERS

	The table below sets forth the beneficial ownership of common stock of the company by directors, the named executive officer, holders of five percent or more of the company, and the officers and directors as a group.

			 Percentage of
			  Ownership

				     Number of Shares of 	Number of Shares of
			         Common Stock 		Common Stock
Name and Address   	  Beneficially Owned  Beneficially Owned    Before
After
Of Beneficial Owners(1)	Prior to the Dividend	  After Dividend  	Dividend
	Dividend(2)
Great White Marine
& Recreation, Inc.	19,923,946	 19,923,946	100%	72.7%(3)
Christopher C. Smith	--	--	--	--
William Edward Harvey II	--		59,625(2)	--	*(3)
Felicia Ursrey	--		172,500(2)	--	*(3)
All officers and directors
as a group (3 persons) 	--		232,125(2)	--	*(3)

[FN]
__________
*	Denotes less than 1%.
(1)	The business address of each individual and of Great White is the
	same as the address of the company's principal executive offices.
(2) Assumes all Right Units are exercised and then all Warrants are
(3) exercised and the preferred stock is converted.
(4) Does not include any shares which may be purchased pursuant to the
(5) consulting agreement discussed in "Plan of Distribution - Other"

DESCRIPTION OF SECURITIES

Right Units

	We are issuing 1,660,329 Right Units to Great White common stock holders of record as of _______, 1999 based on the ratio of one Right Unit for every 12 shares of Great White common stock owned. Each Right Unit consists of one and one-half shares of common stock, one share of convertible preferred stock, one $6.00 Warrant, and one $10.00 Warrant.

	General. The following is a brief summary of certain provisions of the Right Units.

	Exercise Price and Terms. Each Right Unit entitles you to purchase for $___ per Right Unit, at any time over a 45 day period commencing on the effective date of the registration statement of which this prospectus is a part, one and one-half share of common stock, one share of preferred stock, a $6.00 Warrant, and a $10.00 Warrant.

	In order to exercise the Right Unit, you must surrender the Right Unit certificate evidencing the Right Unit, complete, execute, and deliver to American Registrar & Transfer Company the exercise form on the Right Unit certificate, together with payment to us of the exercise price with respect to the Right Units then being exercised. Payment of the exercise price and other amounts may be made in cash, or by certified or official bank check to the order of UBUYJAWS.com, Inc. No adjustment will be made for any cash dividends, whether paid or declared, on any securities issuable upon exercise of a Right Unit. If you exercise fewer than all of the Right Units evidenced by the Right Unit certificate, we will deliver to the registered holder a new Right Unit certificate evidencing the number of Right Units not exercised.

Common Stock

	We are authorized to issue up to 50,000,000 shares of common stock. As of July 12, 1999, there were 19,923,946 shares of common stock issued and outstanding. The holders of shares of our common stock are entitled to one vote per share on each matter submitted to a vote of stockholders.
 In the event of liquidation, holders of common stock are entitled to share ratably in the distribution of assets remaining after payment of liabilities, if any. Holders of common stock have no cumulative voting rights, and, accordingly, the holders of a majority of the outstanding shares have the ability to elect all of the directors. Holders of common stock have no preemptive or other rights to subscribe for shares.
Holders of common stock are entitled to such dividends as may be declared by the board of directors out of funds legally available therefor. The outstanding common stock is, and the common stock to be outstanding upon completion of this offering will be, validly issued, fully paid and non-assessable.

Preferred Stock

	We are authorized to issue up to 5,000,000 shares of preferred stock, of which none are issued or outstanding.

	The Series A Convertible Preferred Stock will be our only authorized series of preferred stock. The holders of Series A Convertible Preferred Stock will be entitled to receive cumulative preferential dividends of _____ %. Dividends may be paid in cash or in kind by issuing a number of additional shares of common stock valued at the fair market vale of the common stock on the date of the dividend as determined by our board of directors. Holders of the ___% preferred stock have no voting rights other than approval rights with respect to the issuance of parity or senior securities.

	Conversion. The Series A Preferred Stock is convertible into our common stock at a one-to-one ratio.

	Redemption Provisions. We have the option to redeem the outstanding Series A Preferred Stock in whole at any time or in part from time to time, on not less than 30 days' written notice to you at a price equal to $0.01 per share of Series A Preferred Stock so long as the closing price for the common stock exceeds: (1) $15 per share for 20 consecutive trading days prior to the day on which we give notice of redemption. You will have the right to convert the Series A Preferred Stock under the terms described above until the redemption date. On the redemption date, if you are the registered holder of Series A Preferred Stock, you are entitled to payment of the redemption price upon surrender of the Series A Preferred Stock to us. If we redeem fewer than all of the outstanding shares of Series A Preferred Stock, we will designate those Series A Preferred Stock to be redeemed pro rata or by lot.

	Voting Rights: Except as required by law, the Series A Preferred Stock will vote together with the common stock as a single class with the right to that number of votes equal to the number of shares of common stock issuable upon conversion of the Series A Preferred Stock at the time the record for the vote is taken.

	Anti-Dilution Adjustments. If we engage in a stock split or reverse stock split, or reclassify the common stock, the number of shares of common stock to be received upon conversion of the Series A Preferred Stock will be adjusted so that you will be entitled to receive the same number of securities that you would have been entitled to receive if the Series A Preferred Stock had been exercised before the stock split or reverse stock split, or reclassification.

Warrants

	General. The following is a brief summary of certain provisions of the Warrants included in the Right Units offered. This summary does not purport to be complete and is qualified in all respects by reference to the actual terms and provisions of the Warrant Agreement. A copy of the agreement is filed as an exhibit to the registration statement of which this prospectus is a part.

	Exercise Price and Terms. Each $6.00 and $10.00 Warrant entitles you to purchase at any time over a five-year period commencing on the effective date of the registration statement of which this prospectus is a part, one share of common stock at exercise prices of $6.00 and $10.00 respectively, subject to adjustment in accordance with the anti-dilution and other provisions referred to below. The exercise prices of the Warrants bears no relation to any objective criteria of value, and should in no event be regarded as an indication of any future market price of the securities offered. You have the right to exercise your Warrants for the purchase of shares of common stock only if a current prospectus relating to such shares is then in effect and only if such shares are qualified for sale, or deemed to be exempt from qualification, under applicable state securities laws. We will use our best efforts to maintain a current prospectus relating to such shares of common stock at all times when the market price of the common stock exceeds the exercise price of the Warrants until the expiration date of the Warrants although there can be no assurance that we will be able to do so.

	In order to exercise the Warrants, you must surrender the Warrant certificate evidencing the Warrants, complete, execute, and deliver the exercise form on the Warrant certificate, together with payment to us of the exercise price with respect to the Warrants then being exercised. Payment of the exercise price and other amounts may be made in cash, or by certified or official bank check to the order of UBUYJAWS.com, Inc. No adjustment will be made for any cash dividends, whether paid or declared, on any securities issuable upon exercise of a Warrant.

	Anti-Dilution Adjustments. If we issue a stock dividend, engage in a stock split or reverse stock split, or reclassify the common stock, the number of shares of common stock purchasable upon exercise of the Warrant will be adjusted so that you will be entitled to receive the same number of securities that you would have been entitled to receive if the Warrant had been exercised before the stock dividend, stock split or reverse stock split, or reclassification. No adjustment will be made however, unless the adjustment would result in a $0.05 change in the exercise price of the Warrant. If an adjustment is made, the exercise price of the Warrant will be adjusted so that the total price for exercising the Warrant will be the same after the adjustment as it was before the adjustment.

	Redemption Provisions. We have the option to redeem the outstanding Warrants in whole at any time or in part from time to time, on not less than 30 days' written notice to you at a price equal to $0.01 per Warrant so long as the closing price for the common stock exceeds:
(1) $10.00 per share for the $6.00 Warrants, and (2) $15.00 per share for the $10.00 Warrants, for 20 consecutive trading days prior to the day on which we give notice of redemption. You will have the right to exercise the Warrants under the terms described above until the redemption date. On the redemption date, if you are the registered holder of unexercised Warrants, you are entitled to payment of the redemption price upon surrender of the redeemed Warrants to us. If we redeem fewer than all of the outstanding Warrants, we will designate those Warrants to be redeemed pro rata or by lot.

Texas Takeover Statute.

	Upon completion of this offering, we will be subject to Part Thirteen of the Texas Business Corporation Act ("Part Thirteen"), which became effective on September 1, 1997. Subject to certain exceptions, Part Thirteen prohibits a Texas corporation which is an issuing public corporation from engaging in any business combination with any affiliated shareholder for a period of three years following the date that such shareholder became an affiliated shareholder, unless:

-	Prior to such date, the board of directors of the corporation
	approved either the business combination or the transaction that resulted in the shareholder becoming an affiliated shareholder; or

-	The business combination is approved by at least two-thirds of the
	outstanding voting shares that are not beneficially owned by the affiliated shareholder or an affiliate or associate of the affiliated shareholder at a meeting of shareholders called not less than six months after the affiliated shareholder's share acquisition date.

	In general, Part Thirteen defines an affiliated shareholder as any entity or person beneficially owning 20% or more of the outstanding voting stock of the issuing public corporation and any entity or person affiliated with or controlling or controlled by such entity or person. Part Thirteen defines a business combination to include, among other similar types of transactions, any merger, share exchange, or conversion of an issuing public corporation involving an affiliated shareholder.

	Part Thirteen may have the effect of inhibiting a non-negotiated merger or other business combination that we may be involved in.

Transfer Agent

	American Registrar & Transfer Company serves as the transfer agent for our securities.

SHARES AVAILABLE FOR FUTURE SALE

	Upon the date of this prospectus, there are 19,923,946 shares of common stock issued to Great White in July 1999, comprising all of the issued and outstanding shares of common stock. The shares of common stock will be subject to the resale provisions of Rule 144. Upon the effectiveness of this registration statement, 7,471,481 shares of common stock issuable upon exercise of the Right Units and Warrants and the conversion of the preferred stock will be eligible for immediate resale in the public market if and when any market for the common stock
develops.   Sales of shares of common stock in the public markets may
have an adverse effect on prevailing market prices for the common stock.

	Rule 144 governs resale of "restricted securities" for the account of any person (other than an issuer), and restricted and unrestricted securities for the account of an "affiliate" of the issuer. Restricted securities generally include any securities acquired directly or indirectly from an issuer or its affiliates which were not issued or sold in connection with a public offering registered under the Securities Act.
 An affiliate of the issuer is any person who directly or indirectly controls, is controlled by, or is under common control with, the issuer.
 Affiliates of the company may include its directors, executive officers, and persons directly or indirectly owning 10% or more of the outstanding common stock. Under Rule 144 unregistered resales of restricted common stock cannot be made until it has been held for one year from the later of its acquisition from the company or an affiliate of the company. Thereafter, shares of common stock may be resold without registration subject to Rule 144's volume limitation, aggregation, broker transaction, notice filing requirements, and requirements concerning publicly available information about the company ("Applicable Requirements"). Resales by the company's affiliates of restricted and unrestricted common stock are subject to the Applicable Requirements. The volume limitations provide that a person (or persons who must aggregate their sales) cannot, within any three-month period, sell more than the greater of one percent of the then outstanding shares, or the average weekly reported trading volume during the four calendar weeks preceding each such sale. A non-affiliate may resell restricted common stock which has been held for two years free of the Applicable Requirements.

PLAN OF DISTRIBUTION

Introduction

	Great White's board of directors has declared a stock dividend, and has authorized the distribution of the Right Units subject to the effectiveness of the registration statement covering the securities distributed as part of the Right Units. The terms of the distribution were arbitrarily determined and bear no relation to assets or any other criteria. It is expected that we will expend a total of approximately $50,000 for legal fees, printing, organization costs and other costs involved in the distribution of the Right Units to the Great White stockholders.

Method of Distribution and Subsequent Trading

	No underwriters are involved or are expected to be involved in the distribution of the Right Units. The Right Units are being distributed by Great White as a dividend in exchange for no consideration.

	Certificates representing the Right Units will be distributed on ____________, 1999 or as soon thereafter as practicable to holders of Great White common stock of record on _____________, 1999. The dividend will be distributed on the basis of one Right Unit for each 12 shares of issued and outstanding Great White common stock. It is anticipated that Certificates representing fractional Right Units will not be issued. No exchange of shares, payment, or other action by holders of Great White common stock will be required (not including any payments from the exercise of the Right Units or Warrants).

	A copy of this prospectus is being mailed to each Great White holder of record on __________, 1999 together with certificates representing the Right Units. Copies of this prospectus are also being mailed to brokers and dealers who are known to trade or make a market in Great White common stock. However, we do not anticipate that an active market for our common stock will develop within the foreseeable future, and there can be no assurance that any trading market will develop at any time.

Other

	Great White has entered into an agreement with respect to the preparation of this offering with a consultant, which requires the following compensation: (i) payment of 3% of the proceeds raised from the exercise of any of the Right Units issued in this offering and any of the Warrants exercised, (ii) 398,479 shares of common stock of UBUYJAWS.com at a purchase price equal to the book value of the shares at the time of incorporation, and (iii) a five-year warrant to purchase 597,718 shares of Great White common stock at an exercise price of $1.50 per share.

	DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

	In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

	MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

	Currently, there is no public trading market for our securities and there can be no assurance that any market will develop. If a market develops for our securities, it will likely be limited, sporadic and highly volatile.

EXPERTS

	The financial statements of UBUYJAWS.com, Inc. at May 31, 1999, appearing in this SB-2 Registration Statement have been audited by Malone & Bailey, PLLC, independent auditors, as set forth in their report thereon appearing elsewhere herein and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

	LEGAL MATTERS

	Certain legal matters with respect to the issuance of shares of common stock offered hereby will be passed upon for the company by Brewer & Pritchard, P.C., Houston, Texas.

WHERE YOU CAN FIND MORE INFORMATION

	At your request, we will provide you, without charge, a copy of any information incorporated by reference in this prospectus. If you want more information, write or call us at:

				UBUYJAWS.com, Inc.
				208 Otis Drive
				Waco, Texas 76712
				Telephone: (254) 776-3999

	Our fiscal year ends on December 31. We intend to furnish our shareholders annual reports containing audited financial statements and other appropriate reports. In addition, we intend to become a reporting company and file annual, quarterly and current reports, or other information with the SEC. You may read and copy any reports, statements, or other information we file at the SEC's public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site at http://www.sec.gov.

PART II

	INFORMATION NOT REQUIRED IN PROSPECTUS


Item 24.   Indemnification of Directors and Officers

	Texas law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care.
The amended and restated articles of incorporation of the company limit the liability of directors of the company (in their capacity as directors but not in their capacity as officers) to the company or its stockholders to the fullest extent permitted by Texas law. Specifically, directors of the company will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith that constitute a breach of duty of the director to the company or an act or omission which involves intentional misconduct or a knowing violation of law, (iii) for an act or omission for which the liability of a director is expressly provided by an applicable statute, or (iv) for any transaction from which the director received an improper personal benefit, whether the benefit resulted from an action taken within the scope of the director's office. Section 2.41 of the Texas Business Corporation Act relates to directors' liability for unlawful dividends and stock issuances.

	The inclusion of this provision in the amended and restated articles of incorporation may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited the company and its stockholders.

	The company's amended articles of incorporation provide for the indemnification of its executive officers and directors, and the advancement to them of e. The amended and restated articles of incorporation include related provisions meant to facilitate the indemnities' receipt of such benefits. These provisions cover, among other things: (i) specification of the method of determining entitlement to indemnification and the selection of independent counsel that will in some cases make such determination, (ii) specification of certain time periods by which certain payments or determinations must be made and actions must be taken, and (iii) the establishment of certain presumptions in favor of an indemnitee. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the company pursuant to the foregoing provisions, the company has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 25.  Other Expenses of Issuance and Distribution

	The following table sets forth the estimated expenses to be incurred in connection with the distribution of the securities being registered. The expenses shall be paid by the Registrant.

		SEC Registration Fee		$  9,694
		Printing and Engraving Expenses	   *
		Legal Fees and Expenses		   *
		Accounting Fees and Expenses		   *
		Miscellaneous		   *

		TOTAL		$   *

*	To be provided by amendment.

Item 26.  Recent Sales of Unregistered Securities

	In July 1999, the company issued 19,923,946 shares of common stock to Great White. The company believes this transaction is exempt from registration pursuant to Section 4(2) of the Securities Act.

Item 27.  Exhibits



	INDEX TO EXHIBITS


Exhibit No.		Identification of Exhibit


3.1(1)			Articles of Incorporation

3.2(1)			Articles of Amendment to the Articles of Incorporation

3.3(1)			By-Laws

3.4(3)			Preferred Stock Designation

4.1(1)			Form of Specimen of common stock

4.2(3)			Form of Right Unit

4.3(3) 			Form of Warrant Agreement

4.4(3)			Subscription Certificate

5.1(3)			Legal Opinion

8.1(1)			Tax Opinion

23.1(1)			Consent of Malone & Bailey, PLLC

23.2(2)			Consent of Brewer & Pritchard , P.C.

27.1(1)			Financial Data Schedule
___________________

(1)	Filed herewith.
(2)	Contained in Exhibit 5.1.
(3)	To be filed by amendment.



Item 28.  Undertakings

	(a)  The undersigned registrant hereby undertakes:

		(1)	To file, during any period in which offers or sales are being
			made, a post-effective amendment to this registration
			statement:

			i. 	To include any prospectus required by Section 10(a)(3)
				of the  Securities Act;

			ii.  Reflect  in the prospectus any facts or events arising
			after the effective date of which, individually or together,
			represent a fundamental change  in the information in the
			registration statement.  Notwithstanding the foregoing, any
			increase or decrease in volume of securities offered (if the
			total dollar value of securities offered would not exceed that
			which was registered) and any deviation from the low or high
			end of the estimated maximum offering range may be reflected
			in the form of prospectus filed with the SEC pursuant to Rule
			424(b) of this chapter) if, in the aggregate, the changes in
			volume and price represent no more than a 20% change in the
			maximum aggregate offering price set forth in the "Calculation
			of Registration Fee" table in the effective registration
			statement; and


			iii.	 Include any additional or changed material on the plan
			of distribution.

		(2)	That, for the purpose of determining any liability under the
			Securities Act, each such post-effective amendment shall be
			deemed to be a new registration statement relating to the
			securities offered therein, and the offering of such
			securities at that time shall be deemed to be the initial BONA
			FIDE offering thereof.

		(3)	To remove from registration by means of a post-effective
			amendment any of the securities being registered which remain

			unsold at the termination of the offering.


		(4)	i. 	That, for the purpose of determining liability
			under the Securities Act, the information omitted from the
			form of prospectus filed as part of this registration
			statement  in reliance upon Rule 430A and contained in a form
			of prospectus filed by the registrant pursuant to Rule
			424(b)(1) or (4), or 497(h) under the Securities Act shall be
			deemed to be part of this registration statement as of the
			time it was declared effective.

			ii.	For determining any liability under the Securities Act,
each post-effective amendment that contains a
			form of prospectus shall be deemed to be a new registration
			statement relating to the securities offered therein, and the
			offering of such securities at that time shall be deemed to be
			the initial BONA FIDE offering thereof.


	(b)	Insofar as indemnification for liabilities arising under the
	Securities Act may be permitted to directors, officers and controlling
	persons of the registrant pursuant to the foregoing provisions, or
	otherwise, the registrant has been advised that in the opinion of the
	SEC such indemnification is against public policy as expressed in the
	Securities Act and is, therefore, unenforceable.  In the event that a
	claim for indemnification against such liabilities (other than the
	payment by the registrant of expenses incurred or paid by a director,
	officer or controlling person of the registrant in the successful
	defense of any action, suit or proceeding) is asserted by such
	director, officer or controlling person in connection with the
	securities being registered, the registrant will, unless in the
	opinion of its counsel the matter has been settled by controlling
	precedent, submit to a court of appropriate jurisdiction the question
	whether such indemnification by it is against public policy as
	expressed  in the Securities Act and will be governed by the final
	adjudication of such issue.



	SIGNATURES


	Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waco, State of Texas, on the 14th day of July, 1999.





							UBUYJAWS.COM, INC.




	By:/s/ Christopher C. Smith
	CHRISTOPHER C. SMITH, President and Chief
				    Executive Officer






     This registration statement has been signed by the following persons in the capacities and on the dates indicated:



Signature			Title	Date


/s/ Christopher C. Smith		Chairman of the Board,	 	July 14, 1999
CHRISTOPHER C. SMITH			Chief Executive Officer,
						and President


/s/ William E. Harvey   		Director, Vice President, 	July 14, 1999
WILLIAM E. HARVEY				and Chief Information Officer


/s/ Felicia Ursrey      		Director, Secretary, and	July 14, 1999
FELICIA URSREY 				Treasurer





INDEPENDENT AUDITORS REPORT


To the Board of Directors and Stockholders
  UBUYJAWS.com, Inc.
  (Formerly GreatWhite.com, Inc.)
  Waco, Texas

We have audited the accompanying balance sheet of UBUYJAWS.com, Inc. as of May 31, 1999, and the related statements of accumulated deficit, stockholders equity, and cash flows for the period from February 10, 1999
(date of inception) through May 31, 1999. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of UBUYJAWS.com, Inc. as of May 31, 1999, and the results of their operations and their cash flows for the period ending May 31, 1999, in conformity with generally accepted accounting principles.


Malone & Bailey, PLLC

Houston, Texas
June 18, 1999





	UBUYJAWS.com, Inc.
	(Formerly GreatWhite.com, Inc.)
	(A Development Stage Company)
	Balance Sheet
	May 31, 1999



Cash				$1,000
Receivable from parent company	 5,200

	Total Assets	$6,200




Liabilities		$5,200



Stockholder's Equity
   Preferred stock, $.001 par, 5,000,000
	shares authorized, no shares issued
	or outstanding	-
   Common stock, $.001 par, 50,000,000
	shares authorized, 1,000,000 shares
	issued and outstanding	1,000
   Paid in capital	5,200
   Deficit accumulated during the
	development stage	 (5,200)

	Total Stockholder's Equity	  1,000

	Total Liabilities & Stockholder's Equity	$6,200


	See Summary of Accounting Policies and
	Notes to Financial Statements

	UBUYJAWS.com, Inc.
	(Formerly GreatWhite.com, Inc.)
	(A Development Stage Company)
	Statement of Accumulated Deficit
	For the Period from February 10, 1999
	(Date of Inception) Through May 31, 1999

Administrative expense	$5,200


	Net deficit accumulated during the
 	  Development Stage	$5,200


	See Summary of Accounting Policies and
	Notes to Financial Statements

	UBUYJAWS.com, Inc.
	(Formerly GreatWhite.com, Inc.)
	(A Development Stage Company)
	Statement of Changes in Stockholder's Equity
	For the Period from February 10, 1999
	(Date of Inception) Through May 31, 1999

Issuance of 1,000,000 shares at inception
  to Parent Company for cash	$  1,000

Agreement to contribute overhead costs by
  parent company for initial operating costs	 5,200

Less:  accumulated deficit incurred during
	  the development stage	 (5,200)


	Total Stockholder's Equity	$  1,000


	See Summary of Accounting Policies and
	Notes to Financial Statements

	UBUYJAWS.com, Inc.
	(Formerly GreatWhite.com, Inc.)
	(A Development Stage Company)
	Statement of Cash Flows
	For the Period from February 10, 1999
	(Date of Inception) Through May 31, 1999



Cash flows from operating activities:
  Accumulated deficit	$(5,200)
  Increase in accounts payable	  5,200

	Net cash flows from operating activities	0

Cash flows from financing activities
  Proceeds from initial stock issued to
	parent company	 1,000

	Cash at end of period	$1,000


	See Summary of Accounting Policies and
	Notes to Financial Statements

	UBUYJAWS.com, Inc.
	(Formerly GreatWhite.com, Inc.)
	(A Development Stage Company)
	Notes to Financial Statements


NOTE 1 - Summary of Significant Accounting Policies

Business. UBUYJAWS.com, Inc. ("Company") is a Texas Corporation formed February 10, 1999 as a wholly-owned subsidiary of Great White Marine & Recreation, Inc. ("Parent"), a Nevada corporation. The Company was originally incorporated as GreatWhite.com, Inc. The name was changed to the current name on May 26, 1999. The Company was formed to market name-brand marine watercraft and related products via the Internet. No sales have occurred to date.
Estimates and assumptions are made by management relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in accordance with generally accepted accounting principals. Actual results could differ from those estimates.
Recent Accounting Pronouncements include SOP 98-5, Reporting on the Costs of Start-up Activities issued by AICPA in April 1998. SOP 98-5 requires expensing all start-up costs as incurred. As of May 31, 1999, the Company has $5,200 in start-up costs to date, and anticipates approximately $65,000 in initial start up costs during the next 3 months.

NOTE 2 - Sale of Common Stock

In July 1999 the Company issued 19,923,946 shares to its Parent, in exchange for its agreement to fund required start up expenses as needed. The May 31, 1999 balance sheet shows 1,000,000 shares deemed previously issued for the $1,000 start up capital previously contributed, and the 19,923,946 shares replaces this earlier deemed issuance.

Parent is planning a sale of up to 7,471,480 shares of the Company to existing Parent shareholders in a public offering, at a price not yet determined. In connection with this stock.

	UBUYJAWS.com, Inc.
	(Formerly GreatWhite.com, Inc.)
	(A Development Stage Company)
	Notes to Financial Statements


NOTE 2 - Sale of Common Stock (continued)

offering, Parent has signed an investment banking agreement calling for compensation of 3% of cash raised, 1% of total Parent outstanding stock, 2% of Company outstanding stock, and warrants to purchase another 2% of Parent stock at current market value plus 15%. All such compensation will be recorded as Company paid in capital and as a simultaneous reduction in paid in capital as equity fund-raising costs.

NOTE 3 - Overhead Expenses

The Company currently has no revenues, separate offices or separate officers from those of its Parent. All organizational, startup and operating expenses have been and will be paid by Parent for the near-term future. All such costs are being reported as incurred on Company books as paid-in capital.

EXHIBIT 3.1
	ARTICLES OF INCORPORATION

	OF

	GreatWhite.com, Inc.


	The undersigned, a natural person of the age of eighteen years or more, acting as sole incorporator of a corporation under the provisions of the Texas Business Corporation Act, adopts the following Articles of
Incorporation:
	ARTICLE 1.
	The name of the Corporation is GreatWhite.com, Inc..
	ARTICLE 2.
	The period of duration of the Corporation is perpetual.
	ARTICLE 3.
	The purpose for which the Corporation is organized is to engage in any or all lawful business.


ARTICLE 4.
	The total number of shares of stock which the Corporation shall have authority to issue is 20,000,000 shares of common stock, par value $.001 per share (the "Common Stock"), and 5,000,000 shares of preferred stock, par value $.001 per share (the "Preferred Stock").
	Shares of Preferred Stock of the Corporation may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be determined by the Board of Directors of the Corporation ("Board of Directors") prior to the issuance of any shares thereof. Each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, and shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the State of Texas.

	ARTICLE 5.
	Section 5.1.	Cumulative voting shall not be permitted.
	Section 5.2.	Preemptive rights shall not be permitted.
	ARTICLE 6.
	The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of at least $1,000, consisting of money, labor done or property actually received.
	ARTICLE 7.
	Without necessity for action by its shareholders, the Corporation may purchase, directly or indirectly, its own shares to the extent of the aggregate of unrestricted capital surplus available therefor and unrestricted reduction surplus available therefor.
	ARTICLE 8.
	Section 8.1.	The holders of at least a majority of the shares of the
Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of the shareholders of the Corporation.

	Section 8.2.	No contract or other transaction between the Corporation
and one or more of its directors, officers or security holders or between the Corporation and another corporation, partnership, joint venture, trust or other enterprise of which one or more of the Corporation's directors, officers or security holders are security holders, members, officers, directors or employees or in which they are otherwise interested, directly or indirectly, shall be invalid solely because of such relationship or solely because such a director, officer or security holder is present or participates in any meeting of the Board of Directors or Committee thereof authorizing the contract or other transaction or solely because his or their votes are counted for such purpose if (a) the material facts as to his relationship or interest and as to the contract or other transaction are known or disclosed to the Board of Directors or committee thereof, and such board or committee in good faith authorizes the contract or other transaction by the affirmative vote of a majority of the disinterested directors even though the disinterested directors are less than a quorum;
or (b) the material facts as to his or their relationship or interest and as to the contract or other transaction are known or disclosed to the shareholders entitled to vote thereon, and the contract or other transaction is approved in good faith by a vote of the shareholders; or
(c) the contract or other transaction is fair as to the Corporation as of the time the Corporation enters into such contract or other transaction.

	ARTICLE 9.
	The address of the initial registered office of the Corporation is 208 Otis Drive; Waco, Texas 76712, and the name of the initial registered agent of the Corporation at such address is Felicia Ursrey.

	ARTICLE 10.
	The initial Board of Directors shall consist of two (2) members who shall serve as directors until the first annual meeting of shareholders or until their successors shall have been elected and qualified, and whose names and addresses are as follows:
	Name	Address

	Colin Smith	208 Otis Drive
		Waco, Texas 76712

	Chris Smith	208 Otis Drive
		Waco, Texas 76712


	The number of directors composing the Board of Directors may be increased or decreased by the Board of Directors, but no decrease shall have the effect of shortening the term of any incumbent director.
	ARTICLE 11.
	Any action required by the Texas Business Corporation Act, as amended, to be taken at any annual or special meeting of shareholders of the Corporation, or any action which may be taken at any annual or special meeting of shareholders of the Corporation, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

	ARTICLE 12.
	No director of the Corporation shall be liable to the Corporation or its shareholders or members for monetary damages for any act or omission in such director's capacity as a director, except for (i) a breach of such director's duty of loyalty to the Corporation or its shareholders or members; (ii) an act or omission not in good faith that constitutes a breach of duty of the director to the Corporation, or an act or omission that involves intentional misconduct or a knowing violation of the law;
(iii) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute.
	ARTICLE 13.
	The Corporation shall indemnify all current and former directors and officers of the Corporation to the fullest extent of the applicable law, including, without limitation, Article 2.02-1 of the Texas Business Corporation Act.
	ARTICLE 14.
	Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors or a committee thereof, the Chairman of the Board, President, or by the holders of at least 30% of all the shares entitled to vote at the proposed special meeting.
	ARTICLE 15
The name and address of the incorporator of the Corporation is as follows:


	Name	Address

   Felicia Ursrey                    208 Otis Drive
	                               Waco, Texas 76712




	IN WITNESS WHEREOF, I have hereunto set my hand this 10th day of February,
1999.
			/s/  FELICIA URSREY
			FELICIA URSREY

EXHIBIT 3.2

ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION
OF
UBUYJAWS.com, Inc.


	Pursuant to the provisions of Article 4.04 of the Texas Business Corporations Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

	The following amendments and additions were adopted by the corporation on May 26, 1999.

	ARTICLE ONE

	The name of the Corporation is GreatWhite.com, Inc.


	ARTICLE TWO

	The following amendments and additions were adopted by the Board of Directors of the corporation on May 26, 1999.

	The amendment alters in full Articles 1 and 4 of the original Articles of Incorporation to read as follows:

	ARTICLE 1

	The name of the corporation is UBUYJAWS.com, Inc.

ARTICLE 4

	The total number of shares of stock which the Corporation shall have authority to issue is 50,000,000 shares of Common Stock, par value $.001 per share (the "Common Stock"), and 5,000,000 shares of Preferred Stock, par value $.001 per share (the "Preferred Stock").

	Shares of Preferred Stock of the Corporation may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be determined by the Board of Directors of the Corporation ("Board of Directors") prior to the issuance of any shares thereof. Each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, and shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the State of Texas.


ARTICLE THREE

	Each statement made by these Amended Articles of Incorporation has been effected in conformity with the provisions of the Texas Business Corporations Act. These Articles of Amendment to the Articles of Incorporation were adopted by unanimous consent of the Board of Directors.
 No shares of Common Stock or Preferred Stock were issued at the time of adoption of these Articles of Amendment.


	IN WITNESS WHEREOF, I have hereunto set my hand this 7th day of June, 1999.

						UBUYJAWS.com, Inc.


						By:	      /s/  Christopher Smith
						Name:	Christopher Smith
						Title:	President, CEO & Chairman of the
								Board

EXHIBIT 3.3

BYLAWS
	OF
	UBUYJAWS.com, Inc.
	a Texas corporation
	ARTICLE 1.
	DEFINITIONS
	1.1	Definitions.  Unless the context clearly requires otherwise, in these Bylaws:
		(a)	"Board" means the board of directors of the Company.
		(b)	"Bylaws" means these bylaws as adopted by the Board and
	includes amendments subsequently adopted by the Board or by the
	Stockholders.
		(c)	"Certificate of Incorporation" means the Certificate of
	Incorporation of UBUYJAWS.com, Inc. (fka Great White.com, Inc.) as
	filed with the Secretary of State of the State of Texas and in-
	cludes all amendments thereto and restatements thereof subsequently
	filed.
		(d)	"Company" means UBUYJAWS.com, Inc., a Texas corporation.
		(e)	"Section" refers to sections of these Bylaws.
		(f)	"Stockholder" means stockholders of record of the
Company.
	1.2	Offices.  The title of an office refers to the person or
persons who at any given time perform the duties of that particular office for the Company.
	ARTICLE 2.
	OFFICES
	2.1	Principal Office.  The Company may locate its principal office within or without the state of incorporation as the Board may determine.
	2.2	Registered Office.  The registered office of the Company
required by law to be maintained in the state of incorporation may be, but need not be, the same as the principal place of business of the Company.
 The Board may change the address of the registered office from time to time.
	2.3	Other Offices.  The Company may have offices at such other
places, either within or without the state of incorporation, as the Board may designate or as the business of the Company may require from time to time.
	ARTICLE 3.
	MEETINGS OF STOCKHOLDERS
	3.1	Annual Meetings.  The Stockholders of the Company shall hold their annual meetings for the purpose of electing directors and for the transaction of such other proper business as may come before such meetings at such time, date and place as the Board shall determine by resolution.
	3.2	Special Meetings.  Only the Board, the Chairman of the Board,
the President or a committee of the Board duly designated and whose powers and authority include the power to call meetings may call special meetings of the Stockholders of the Company at any time for any purpose or purposes.
	3.3	Place of Meetings.  The Stockholders shall hold all meetings at such places, within or without the State of Texas, as the Board or a committee of the Board shall specify in the notice or waiver of notice for such meetings.
	3.4	Notice of Meetings.  Except as otherwise required by law, the
Board or a committee of the Board shall give notice of each meeting of Stockholders, whether annual or special, not less than 10 nor more than 60 days before the date of the meeting. The Board or a committee of the Board shall deliver a notice to each Stockholder entitled to vote at such meeting by delivering a typewritten or printed notice thereof to him personally, or by depositing such notice in the United States mail, in a postage prepaid envelope, directed to him at his address as it appears on the records of the Company, or by transmitting a notice thereof to him at such address by telegraph, telecopy, cable or wireless. If mailed, notice is given on the date deposited in the United States mail, postage prepaid, directed to the Stockholder at his address as it appears on the records of the Company. An affidavit of the Secretary or an Assistant
Secretary or of the Transfer Agent of the Company that he has given notice shall constitute, in the absence of fraud, prima facie evidence of the facts stated therein.

		Every notice of a meeting of the Stockholders shall state the place, date and hour of the meeting and, in the case of a special meeting, also shall state the purpose or purposes of the meeting. Furthermore, if the Company will maintain the list at a place other than where the meeting will take place, every notice of a meeting of the Stockholders shall specify where the Company will maintain the list of Stockholders entitled to vote at the meeting.
	3.5	Stockholder Notice.  Subject to the Certificate of
Incorporation, the Stockholders who intend to nominate persons to the
Board of Directors or propose any other action at an annual meeting of Stockholders must timely notify the Secretary of the Company of such intent.  To be timely, a Stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the date of such meeting; provided, however, that in the event that less than 75 days' notice of the date of the meeting is given or made to Stockholders, notice by the Stockholder to be timely must be received not later than the close of business on the 15th day following the date on which such notice of the date of the annual meeting was mailed. Such notice must be in writing and must include a (i) a brief description of the business desired to the brought before the annual meeting and the reasons for conducting such business at the meeting; (ii) the name and record address of the
Stockholder proposing such business; (iii) the class, series and number of shares of capital stock of the Company which are beneficially owned by the Stockholder; and (iv) any material interest of the Stockholder in such business. The Board of Directors reserves the right to refuse to submit any such proposal to stockholders at an annual meeting if, in its judgment, the information provided in the notice is inaccurate or incomplete.
	3.6	Waiver of Notice.  Whenever these Bylaws require written
notice, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall constitute the equivalent of notice. Attendance of a person at any meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. No written waiver of notice need specify either the business to be transacted at, or the purpose or purposes of any regular or special meeting of the Stockholders, directors or members of a committee of the Board.

	3.7	Adjournment of Meeting.  When the Stockholders adjourn a
meeting to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Stockholders may transact any business which they may have transacted at the original meeting. If the adjournment is for more than 30 days or, if after the adjournment, the Board or a committee of the Board fixes a new record date for the adjourned meeting, the Board or a committee of the
Board shall give notice of the adjourned meeting to each Stockholder of record entitled to vote at the meeting.
	3.8	Quorum.  Except as otherwise required by law, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes at any meeting of the Stockholders. In the absence of a quorum at any meeting or any adjournment thereof, the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, or, in the absence therefrom of all the Stockholders, any officer entitled to preside at, or to act as secretary of, such meeting may adjourn such meeting to another place, date or time.
		If the chairman of the meeting gives notice of any adjourned special meeting of Stockholders to all Stockholders entitled to vote thereat, stating that the minimum percentage of stockholders for a quorum as provided by Texas law shall constitute a quorum, then, except as otherwise required by law, that percentage at such adjourned meeting shall constitute a quorum and a majority of the votes cast at such meeting shall determine all matters.
	3.9	Organization.  Such person as the Board may have designated
or, in the absence of such a person, the highest ranking officer of the Company who is present shall call to order any meeting of the
Stockholders, determine the presence of a quorum, and act as chairman of the meeting.  In the absence of the Secretary or an Assistant Secretary of the Company, the chairman shall appoint someone to act as the secretary of the meeting.
	3.10	Conduct of Business.  The chairman of any meeting of
Stockholders shall determine the order of business and the procedure at the meeting, including such regulations of the manner of voting and the conduct of discussion as he deems in order.
	3.11	List of Stockholders.  At least 10 days before every meeting of Stockholders, the Secretary shall prepare a list of the Stockholders entitled to vote at the meeting or any adjournment thereof, arranged in alphabetical order, showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. The Company shall make the list available for examination by any Stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting will take place or at the place designated in the notice of the meeting.

		The Secretary shall produce and keep the list at the time and place of the meeting during the entire duration of the meeting, and any Stockholder who is present may inspect the list at the meeting. The list shall constitute presumptive proof of the identity of the Stockholders entitled to vote at the meeting and the number of shares each Stockholder holds.
		A determination of Stockholders entitled to vote at any meeting of Stockholders pursuant to this Section shall apply to any adjournment thereof.
	3.12	Fixing of Record Date.  For the purpose of determining
Stockholders entitled to notice of or to vote at any meeting of
Stockholders or any adjournment thereof, or Stockholders entitled to receive payment of any dividend, or in order to make a determination of Stockholders for any other proper purpose, the Board or a committee of the Board may fix in advance a date as the record date for any such determination of Stockholders. However, the Board shall not fix such date, in any case, more than 60 days nor less than 10 days prior to the date of the particular action.
		If the Board or a committee of the Board does not fix a record date for the determination of Stockholders entitled to notice of or to vote at a meeting of Stockholders, the record date shall be at the close of business on the day next preceding the day on which notice is given or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held or the date on which the Board adopts the resolution declaring a dividend.
	3.13	Voting of Shares.  Each Stockholder shall have one vote for
every share of stock having voting rights registered in his name on the record date for the meeting. The Company shall not have the right to vote treasury stock of the Company, nor shall another corporation have the right to vote its stock of the Company if the Company holds, directly or indirectly, a majority of the shares entitled to vote in the election of directors of such other corporation. Persons holding stock of the Company in a fiduciary capacity shall have the right to vote such stock. Persons who have pledged their stock of the Company shall have the right to vote such stock unless in the transfer on the books of the Company the pledgor expressly empowered the pledgee to vote such stock. In that event, only the pledgee, or his proxy, may represent such stock and vote thereon.

		A plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote shall determine all elections and, except when the law or Certificate of Incorporation requires otherwise, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote shall determine all other matters.
		Where a separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter and the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class.
		The Stockholders may vote by voice vote on all matters. Upon demand by a Stockholder entitled to vote, or his proxy, the Stockholders shall vote by ballot. In that event, each ballot shall state the name of the Stockholder or proxy voting, the number of shares voted and such other information as the Company may require under the procedure established for the meeting.
	3.14	Inspectors.  At any meeting in which the Stockholders vote by ballot, the chairman may appoint one or more inspectors. Each inspector shall take and sign an oath to execute the duties of inspector at such meeting faithfully, with strict impartiality, and according to the best of his ability. The inspectors shall ascertain the number of shares outstanding and the voting power of each; determine the shares represented at a meeting and the validity of proxies and ballots; count all votes and ballots; determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The certification required herein shall take the form of a subscribed, written report prepared by the inspectors and delivered to the Secretary of the Company.
 An inspector need not be a Stockholder of the Company, and any officer of the Company may be an inspector on any question other than a vote for or against a proposal in which he has a material interest.
	3.15	Proxies.  A Stockholder may exercise any voting rights in
person or by his proxy appointed by an instrument in writing, which he or his authorized attorney-in-fact has subscribed and which the proxy has delivered to the secretary of the meeting pursuant to the manner prescribed by law.
		A proxy is not valid after the expiration of 13 months after the date of its execution, unless the person executing it specifies thereon the length of time for which it is to continue in force (which length may exceed 12 months) or limits its use to a particular meeting.
Each proxy is irrevocable if it expressly states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.
		The attendance at any meeting of a Stockholder who previously has given a proxy shall not have the effect of revoking the same unless he notifies the Secretary in writing prior to the voting of the proxy.
	3.16	Action by Consent.  Any action required to be taken at any
annual or special meeting of stockholders of the Company or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Company by delivery to its registered office, its principal place of business, or an officer or agent of the Company having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Company's registered office shall be by hand or by certified or registered mail, return receipt requested.

		Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within
60 days of the earliest dated consent delivered in the manner required by this section to the Company, written consents signed by a sufficient number of holders to take action are delivered to the Company by delivery to its registered office, its principal place of business or an officer or agent of the Company having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Company's registered office shall be by hand or by certified or registered mail, return receipt requested.
		Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.
ARTICLE 4.
	BOARD OF DIRECTORS
	4.1	General Powers.  The Board shall manage the property, business and affairs of the Company.
	4.2	Number.  The number of directors who shall constitute the
Board shall equal not less than one nor more than 10, as the Board may determine by resolution from time to time.
	4.3	Election of Directors and Term of Office.  The Stockholders of
the Company shall elect the directors at the annual or adjourned annual meeting (except as otherwise provided herein for the filling of vacancies). Each director shall hold office until his death, resignation, retirement, removal, or disqualification, or until his successor shall have been elected and qualified.
	4.4	Resignations. Any director of the Company may resign at any
time by giving written notice to the Board or to the Secretary of the
Company. Any resignation shall take effect upon receipt or at the time specified in the notice. Unless the notice specifies otherwise, the effectiveness of the resignation shall not depend upon its acceptance.
	4.5	Removal. Stockholders holding a majority of the outstanding
shares entitled to vote at an election of directors may remove any director or the entire Board of Directors at any time, with or without cause.
	4.6	Vacancies. A majority of the remaining directors, although
less than a quorum, or a sole remaining director may fill any vacancy on the Board, whether because of death, resignation, disqualification, an increase in the number of directors, or any other cause. Any director elected to fill a vacancy shall hold office until his death, resignation, retirement, removal, or disqualification, or until his successor shall have been elected and qualified.
	4.7	Chairman of the Board.  At the initial and annual meeting of the Board, the directors may elect from their number a Chairman of the
Board of Directors.  The Chairman shall preside at all meetings of the
Board and shall perform such other duties as the Board may direct.  The
Board also may elect a Vice Chairman and other officers of the Board, with such powers and duties as the Board may designate from time to time.
	4.8	Compensation. The Board may compensate directors for their
services and may provide for the payment of all expenses the directors incur by attending meetings of the Board or otherwise.

	ARTICLE 5.
	MEETINGS OF DIRECTORS
	5.1	Regular Meetings.  The Board may hold regular meetings at such places, dates and times as the Board shall establish by resolution.  If any day fixed for a meeting falls on a legal holiday, the Board shall hold the meeting at the same place and time on the next succeeding business day.  The Board need not give notice of regular meetings.
	5.2	Place of Meetings.  The Board may hold any of its meetings in or out of the State of Texas, at such places as the Board may designate, at such places as the notice or waiver of notice of any such meeting may designate, or at such places as the persons calling the meeting may designate.
	5.3	Meetings by Telecommunications.  The Board or any committee of the Board may hold meetings by means of conference telephone or similar telecommunications equipment that enable all persons participating in the meeting to hear each other. Such participation shall constitute presence in person at such meeting.
	5.4	Special Meetings.  The Chairman of the Board, the President,
or one-half of the directors then in office may call a special meeting of the Board.  The person or persons authorized to call special meetings of the Board may fix any place, either in or out of the State of Texas as the place for the meeting.
	5.5	Notice of Special Meetings. The person or persons calling a
special meeting of the Board shall give written notice to each director of the time, place, date and purpose of the meeting of not less than three business days if by mail and not less than 24 hours if by telegraph or in person before the date of the meeting. If mailed, notice is given on the date deposited in the United States mail, postage prepaid, to such director.  A director may waive notice of any special meeting, and any meeting shall constitute a legal meeting without notice if all the directors are present or if those not present sign either before or after the meeting a written waiver of notice, a consent to such meeting, or an approval of the minutes of the meeting. A notice or waiver of notice need not specify the purposes of the meeting or the business which the Board will transact at the meeting.
	5.6	Waiver by Presence.  Except when expressly for the purpose of objecting to the legality of a meeting, a director's presence at a meeting shall constitute a waiver of notice of such meeting.
	5.7	Quorum.  A majority of the directors then in office shall
constitute a quorum for all purposes at any meeting of the Board. In the absence of a quorum, a majority of directors present at any meeting may adjourn the meeting to another place, date or time without further notice.
 No proxies shall be given by directors to any person for purposes of voting or establishing a quorum at a directors meetings.

	5.8	Conduct of Business.  The Board shall transact business in
such order and manner as the Board may determine. Except as the law requires otherwise, the Board shall determine all matters by the vote of a majority of the directors present at a meeting at which a quorum is present.  The directors shall act as a Board, and the individual direc-
tors shall have no power as such.
	5.9	Action by Consent.  The Board or a committee of the Board may take any required or permitted action without a meeting if all members of the Board or committee consent thereto in writing and file such consent with the minutes of the proceedings of the Board or committee.
	ARTICLE 6.
	COMMITTEES
	6.1	Committees of the Board.  The Board may designate, by a vote of a majority of the directors then in office, committees of the Board.
The committees shall serve at the pleasure of the Board and shall possess such lawfully delegable powers and duties as the Board may confer.
	6.2	Selection of Committee Members.  The Board shall elect by a
vote of a majority of the directors then in office a director or directors to serve as the member or members of a committee. By the same vote, the Board may designate other directors as alternate members who may replace any absent or disqualified member at any meeting of a committee. In the absence or disqualification of any member of any committee and any alternate member in his place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or they constitute a quorum, may appoint by unanimous vote another member of the Board to act at the meeting in the place of the absent or disqualified member.
	6.3	Conduct of Business.  Each committee may determine the
procedural rules for meeting and conducting its business and shall act in accordance therewith, except as the law or these Bylaws require otherwise.
 Each committee shall make adequate provision for notice of all meetings to members. A majority of the members of the committee shall constitute a quorum, unless the committee consists of one or two members. In that event, one member shall constitute a quorum. A majority vote of the mem-bers present shall determine all matters. A committee may take action without a meeting if all the members of the committee consent in writing and file the consent or consents with the minutes of the proceedings of the committee.
	6.4	Authority.  Any committee, to the extent the Board provides, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company, and may authorize the affixation of the Company's seal to all instruments which may require or permit it. However, no committee shall have any power or authority with regard to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the Stockholders the sale, lease or exchange of all or substantially all of the Company's property and assets, recommending to the Stockholders a dissolution of the Company or a revocation of a dissolution of the
Company, or amending these Bylaws of the Company.  Unless a resolution of the Board expressly provides, no committee shall have the power or auth-ority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger.
	6.5	Minutes. Each committee shall keep regular minutes of its
proceedings and report the same to the Board when required.

	ARTICLE 7.
	OFFICERS
	7.1	Officers of the Company.  The officers of the Company shall
consist of a President, a Secretary and such Vice Presidents, Assistant Secretaries, Assistant Treasurers, and other officers as the Board may designate and elect from time to time. The same person may hold at the same time any two or more offices, except the offices of President and
Secretary.
	7.2	Election and Term. The Board shall elect the officers of the
Company. Each officer shall hold office until his death, resignation, retirement, removal or disqualification, or until his successor shall have been elected and qualified.
	7.3	Compensation of Officers.  The Board shall fix the
compensation of all officers of the Company. No officer shall serve the Company in any other capacity and receive compensation, unless the Board authorizes the additional compensation.
	7.4	Removal of Officers and Agents.  The Board may remove any
officer or agent it has elected or appointed at any time, with or without cause.
	7.5	Resignation of Officers and Agents.  Any officer or agent the
Board has elected or appointed may resign at any time by giving written notice to the Board, the Chairman of the Board, the President, or the Secretary of the Company. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified. Unless otherwise specified in the notice, the Board need not accept the resignation to make it effective.
	7.6	Bond.  The Board may require by resolution any officer,
agent, or employee of the Company to give bond to the Company, with sufficient sureties conditioned on the faithful performance of the duties of his respective office or agency. The Board also may require by resolution any officer, agent or employee to comply with such other conditions as the Board may require from time to time.
	7.7	President.  The President shall be the chief operating officer of the Company and, subject to the Board's control, shall supervise and direct all of the business and affairs of the Company. When present, he shall sign (with or without the Secretary, an Assistant Secretary, or any other officer or agent of the Company which the Board has authorized) deeds, mortgages, bonds, contracts or other instruments which the Board has authorized an officer or agent of the Company to execute. However, the President shall not sign any instrument which the law, these Bylaws, or the Board expressly require some other officer or agent of the Company to sign and execute. In general, the President shall perform all duties incident to the office of President and such other duties as the Board may prescribe from time to time.

	7.8	Vice Presidents.  In the absence of the President or in the
event of his death, inability or refusal to act, the Vice Presidents in the order of their length of service as Vice Presidents, unless the Board determines otherwise, shall perform the duties of the President. When acting as the President, a Vice President shall have all the powers and restrictions of the Presidency. A Vice President shall perform such other duties as the President or the Board may assign to him from time to time.
	7.9	Secretary.  The Secretary shall (a) keep the minutes of the
meetings of the Stockholders and of the Board in one or more books for that purpose, (b) give all notices which these Bylaws or the law requires,
(c) serve as custodian of the records and seal of the Company, (d) affix the seal of the corporation to all documents which the Board has authorized execution on behalf of the Company under seal, (e) maintain a register of the address of each Stockholder of the Company, (f) sign, with the President, a Vice President, or any other officer or agent of the Company which the Board has authorized, certificates for shares of the Company, (g) have charge of the stock transfer books of the Company, and
(h) perform all duties which the President or the Board may assign to him from time to time.
	7.10	Assistant Secretaries.  In the absence of the Secretary or in the event of his death, inability or refusal to act, the Assistant Secretaries in the order of their length of service as Assistant
Secretary, unless the Board determines otherwise, shall perform the duties of the Secretary. When acting as the Secretary, an Assistant Secretary shall have the powers and restrictions of the Secretary. An Assistant Secretary shall perform such other duties as the President, Secretary or Board may assign from time to time.
	7.11	Treasurer. The Treasurer shall (a) have responsibility for
all funds and securities of the Company, (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, (c) deposit all moneys in the name of the Company in depositories which the
Board selects, and (d) perform all of the duties which the President or the Board may assign to him from time to time.
	7.12	Assistant Treasurers.  In the absence of the Treasurer or in the event of his death, inability or refusal to act, the Assistant
Treasurers in the order of their length of service as Assistant
Treasurer, unless the Board determines otherwise, shall perform the duties of the Treasurer. When acting as the Treasurer, an Assistant Treasurer shall have the powers and restrictions of the Treasurer. An Assistant Treasurer shall perform such other duties as the Treasurer, the President, or the Board may assign to him from time to time.
	7.13	Delegation of Authority. Notwithstanding any provision of
these Bylaws to the contrary, the Board may delegate the powers or duties of any officer to any other officer or agent.
	7.14	Action with Respect to Securities of Other Corporations.
Unless the Board directs otherwise, the President shall have the power to vote and otherwise act on behalf of the Company, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which the Company holds securities.  Furthermore, unless the Board directs otherwise, the
President shall exercise any and all rights and powers which the Company possesses by reason of its ownership of securities in another corporation.
	7.15	Vacancies.  The Board may fill any vacancy in any office
because of death, resignation, removal, disqualification or any other cause in the manner which these Bylaws prescribe for the regular appointment to such office.

	ARTICLE 8.
	CONTRACTS, LOANS, DRAFTS,
	DEPOSITS AND ACCOUNTS
	8.1	Contracts.  The Board may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name and on behalf of the Company. The Board may make such authorization general or special.
	8.2	Loans.  Unless the Board has authorized such action, no
officer or agent of the Company shall contract for a loan on behalf of the Company or issue any evidence of indebtedness in the Company's name.
	8.3	Drafts.  The President, any Vice President, the Treasurer, any
Assistant Treasurer, and such other persons as the Board shall determine shall issue all checks, drafts and other orders for the payment of money, notes and other evidences of indebtedness issued in the name of or payable by the Company.
	8.4	Deposits.  The Treasurer shall deposit all funds of the
Company not otherwise employed in such banks, trust companies, or other depositories as the Board may select or as any officer, assistant, agent or attorney of the Company to whom the Board has delegated such power may select. For the purpose of deposit and collection for the account of the Company, the President or the Treasurer (or any other officer, assistant, agent or attorney of the Company whom the Board has authorized) may endorse, assign and deliver checks, drafts and other orders for the payment of money payable to the order of the Company.
	8.5	General and Special Bank Accounts.  The Board may authorize
the opening and keeping of general and special bank accounts with such banks, trust companies, or other depositories as the Board may select or as any officer, assistant, agent or attorney of the Company to whom the Board has delegated such power may select. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

	ARTICLE 9.
	CERTIFICATES FOR SHARES AND THEIR TRANSFER
	9.1	Certificates for Shares.  Every owner of stock of the Company shall have the right to receive a certificate or certificates, certifying to the number and class of shares of the stock of the Company which he owns.  The Board shall determine the form of the certificates for the shares of stock of the Company.  The Secretary, transfer agent, or regis-
trar of the Company shall number the certificates representing shares of the stock of the Company in the order in which the Company issues them.
The President or any Vice President and the Secretary or any Assistant
Secretary shall sign the certificates in the name of the Company.  Any or all certificates may contain facsimile signatures.  In case any officer, transfer agent, or registrar who has signed a certificate, or whose facsimile signature appears on a certificate, ceases to serve as such officer, transfer agent, or registrar before the Company issues the certificate, the Company may issue the certificate with the same effect as though the person who signed such certificate, or whose facsimile signa-
ture appears on the certificate, was such officer, transfer agent, or registrar at the date of issue.  The Secretary, transfer agent, or registrar of the
Company shall keep a record in the stock transfer books of the Company of the names of the persons, firms or corporations owning the stock represented by the certificates, the number and class of shares represented by the certificates and the dates thereof and, in the case of cancellation, the dates of cancellation.
The Secretary, transfer agent, or registrar of the Company shall cancel every certificate surrendered to the Company for exchange or transfer. Except in the case of a lost, destroyed, stolen or mutilated certificate, the Secretary, transfer agent, or registrar of the Company shall not issue a new certificate in exchange for an existing certificate until he has canceled the existing certificate.
	9.2	Transfer of Shares.  A holder of record of shares of the Company's stock, or his attorney-in-fact authorized by power of attorney duly executed and filed with the Secretary, transfer agent or registrar of the Company, may transfer his shares only on the stock transfer books of the Company.  Such person shall furnish to the Secretary, transfer agent, or registrar of the
Company proper evidence of his authority to make the transfer and shall properly endorse and surrender for cancellation his existing certificate or certificates for such shares. Whenever a holder of record of shares of the Company's stock makes a transfer of shares for collateral security, the Secretary, transfer agent, or registrar of the Company shall state such fact in the entry of transfer if the transferor and the transferee request.
	9.3	Lost Certificates.  The Board may direct the Secretary, transfer agent, or registrar of the Company to issue a new certificate to any holder of record of shares of the Company's stock claiming that he has lost such certificate, or that someone has stolen, destroyed or mutilated such certificate, upon the receipt of an affidavit from such holder to such fact.
When authorizing the issue of a new certificate, the Board, in its discretion may require as a condition precedent to the issuance that the owner of such certificate give the Company a bond of indemnity in such form and amount as the Board may direct.
	9.4	Regulations.  The Board may make such rules and regulations, not inconsistent with these Bylaws, as it deems expedient concerning the issue, transfer and registration of certificates for shares of the stock of the corporation. The Board may appoint or authorize any officer or officers to appoint one or more transfer agents, or one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.
	9.5	Holder of Record.  The Company may treat as absolute owners of shares the person in whose name the shares stand of record as if that person had full competency, capacity and authority to exercise all rights of ownership, despite any knowledge or notice to the contrary or any description indicating a representative, pledge or other fiduciary relation, or any reference to any other instrument or to the rights of any other person appearing upon its record or upon the share certificate. However, the Company may treat any person furnishing proof of his appointment as a fiduciary as if he were the holder of record of the shares.
	9.6	Treasury Shares.  Treasury shares of the Company shall consist of shares which the Company has issued and thereafter acquired but not canceled. Treasury shares shall not carry voting or dividend rights.

	ARTICLE 10.
	INDEMNIFICATION
	10.1	The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative
(other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the
Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner in which he reasonably believed to be in or not opposed to the best interests of the
Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.
	10.2	The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
	10.3	To the extent that a director, officer, employee or agent of the
Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 10.1 and 10.2 of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.
	10.4	Any indemnification under subsections 10.1 and 10.2 of this Article
(unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections 10.1 and 10.2 of this
Article.  Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.
	10.5	Expenses (including attorneys' fees) incurred by an officer or director in defending in a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the
Company as authorized by this Article.  Such expenses (including attorneys'
fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.
	10.6	The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

	10.7	The Company shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under this Article.
	10.8	For purposes of this section references to "the Company" shall include, in addition to the resulting corporation, any constituent corporation
(including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.
	10.9	The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
	10.10	Nothing contained in this Article 10, or elsewhere in these Bylaws, shall operate to indemnify any director or officer is such indemnification is contrary to law, either as a matter of public policy, or under the provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any other applicable state or Federal law.

	ARTICLE 11.
	TAKEOVER OFFERS
	In the event the Company receives a takeover offer, the Board of Directors shall consider all relevant factors in evaluating such offer, including, but not limited to, the terms of the offer, and the potential economic and social impact of such offer on the Company's stockholders, employees, customers, creditors and community in which it operates.
	ARTICLE 12.
	NOTICES
	12.1	General. Whenever these Bylaws require notice to any Stockholder, director, officer or agent, such notice does not mean personal notice. A person may give effective notice under these Bylaws in every case by depositing a writing in a post office or letter box in a postpaid, sealed wrapper, or by dispatching a prepaid telegram addressed to such Stockholder, director, officer or agent at his address on the books of the Company. Unless these Bylaws expressly provide to the contrary, the time when the person sends notice shall constitute the time of the giving of notice.
	12.2	Waiver of Notice. Whenever the law or these Bylaws require notice, the person entitled to said notice may waive such notice in writing, either before or after the time stated therein.
	ARTICLE 13.
	MISCELLANEOUS
	13.1	Facsimile Signatures.  In  addition to the use of facsimile
signatures which these Bylaws specifically authorize, the Company may use such facsimile signatures of any officer or officers, agents or agent, of the Company as the Board or a committee of the Board may authorize.
	13.2	Corporate Seal.  The Board may provide for a suitable seal
containing the name of the Company, of which the Secretary shall be in charge.
The Treasurer, any Assistant Secretary, or any Assistant Treasurer may keep and use the seal or duplicates of the seal if and when the Board or a committee of the Board so directs.
	13.3	Fiscal Year.  The Board shall have the authority to fix and change the fiscal year of the Company.
	ARTICLE 14.
	AMENDMENTS
	Subject to the provisions of the Certificate of Incorporation, the Stockholders or the Board may amend or repeal these Bylaws at any meeting.

	The undersigned hereby certifies that the foregoing constitutes a true and correct copy of the Bylaws of the Company as adopted by the Directors on the ____ day of May, 1999.
	Executed as of this ______  day of May, 1999.



						/s/Christopher C. Smith
						Christopher C. Smith, Chief Executive
Officer

EXHIBIT 4.1

-----------------------------------------------------------------------
UBUYJAWScom, Inc.

Incorporated under the laws of the State of Texas
50,000,000 shares common stock authorized, $.001 par value
5,000,000 shares preferred stock authorized, $.001 par value

							CUSIP NO.
Number									Shares

This certifies that:

Is the record holder of:

		- Shares of UBUYJAWS.com, Inc. Common Stock - transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered with the Registrar.

	Witness the facsimile seal of the Corporation and the facsimile signatures of its duly officers.

Dated:


/s/Felicia J. Ursrey					/s/Christopher Smith
		Secretary							President
					Corporate
					   Seal

-----------------------------------------------------------------------

Exhibit 8.1

	[LETTERHEAD OF MALONE & BAILEY, PLLC]

July 9, 1999


To the Board of Directors and Shareholders
  UBUYJAWS.com, Inc.
  Waco, Texas

You have requested our opinion on behalf of Great White Marine and Recreation, Inc. (a Nevada corporation) (?Great White?) and its shareholders regarding the material federal income tax consequences resulting from the distribution of "Right Units which are for sale to Great White shareholders for up to 2,490,493 shares of common shares, 1,660,329 shares of convertible preferred Company stock, and warrants covering up to an additional 3,320,658 shares at certain higher prices ("Distribution"). This distribution of right units will occur in July or August 1999 as a stock dividend.

The Distribution would represent about 18% of total outstanding Company stock as of July 9, 1999, if all right units were purchased, but no warrants were exercised.

	Opinions Requested
	- - - - - - - - - -

Specifically, you have asked us to address the following issues:

1.	Whether gain or loss will be recognized by any current holders of any
Great White stock.

2.	Whether there are any tax consequences to the Company or to Great White.

	Conclusions
	- - - - - -

Our opinions are based solely upon:

a)	The material facts as described in the Form SB-2 accompanying this opinion and filed with the Securities and Exchange Commission on or about July 13, 1999

b)	Management's representations as to the valuation of the right units as of the distribution date; and

c)	Relevant current provisions of the Internal Revenue Code of 1986, as amended, Treasury Regulations thereunder (including proposed and temporary Treasury Regulations), and interpretations of the foregoing as expressed in court decisions, applicable legislative history, and the administrative rulings and practices of the IRS.

It is our opinion, based upon the facts, assumptions, and representations contained herein, that:

1.	The Distribution is a taxable property distribution to the shareholders of
Great White. Thus, each shareholder must include the value of the options he or she receives to purchase one or more right units as gross income to the extent that such value exceeds the basis in his or her Great White stock. However, because the value of the option to purchase the "Right Units? is nominal, and because any such value may be first deducted from the basis of any Great White stock held by Great White shareholders before any taxable income results, the tax consequences to any Great White shareholder are nil.

2.	The Distribution is not a taxable transaction to either the Company or
Great White.

	The Transaction
	- - - - - - - -

The Company is offering an approximate 45-day option to purchase up to 1,660,329 "Right Units.? The option to purchase one right unit at a specified price will be offered for every 12 shares owned by current Great White shareholders. Each right unit will consist of 1.5 shares of Company common stock, one share of Company convertible preferred stock, and two warrants, each of which will allow the holder to purchase one additional share of Common stock at higher, fixed prices over a 5-year period.

	Representations
	- - - - - - - -

1.	Company management have determined the valuation of such right units to be equal to their option price, or $4.25 per right unit, based on their subjective assessment of Company business prospects and status as a development stage company.

2.	Right units will only be offered to Great White shareholders as of a specified record date, and only pro rata to their ownership of Great White stock.

3.	A separate trading market for the right units could develop.

4.	Great White has signed an agreement to sell on fair terms to the Company and not to compete with the Company. In addition, Great White has committed to invest up to $122,000 in the Company to fund operational start up costs. In exchange, Great White has received 19,923,946 shares of Company stock.

5.	There are no plans by Great White to purchase any part of these right units, or to acquire additional stock in the Company.

6.	Neither the Company nor Great White is an investment company as defined in
IRC section 368(a)(2)(F)(iii) and (iv).


	Caveats and Limitations
	- - - - - - - - - - - -

(1)	These provisions and interpretations are subject to change, which may or may not be retroactive in effect, that might result in material modifications of our opinion. Our opinion does not foreclose the possibility of a contrary determination by the IRS or a court of competent jurisdiction, or of a contrary position taken by the IRS or the Treasury Department in regulations or rulings issued in the future. In this regard, an opinion of counsel with respect to an outcome on the merits with respect to such issue, is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position asserted by the IRS.

(2)	This opinion does not address any state, local or other tax consequences that may result from the transaction set forth above.

(3)	This opinion does not address any transactions other than the single distribution described above, or any transactions whatsoever, if the assumptions and representations set forth herein are not true and accurate at all relevant times. In the event any one of the assumptions or representations is incorrect, the conclusions reached in this opinion might be adversely affected.

(4)	This opinion is based on the transaction as described in the document we reviewed (listed above). Should the actual documents be revised again, the conclusions in this opinion could be adversely affected.

(5)	Malone & Bailey, PLLC consents to referencing this opinion in the
Company's Form SB-2 referred to above and to the filing of this opinion as an exhibit to the Registration Statement.

(6)	We have relied upon the representations set forth in the transaction documents set forth in the transaction documents regarding matters of law outside the tax area including, for example, the validity of (1) the corporations involved in the proposed transactions, and (2) the agreements including the appropriate filings of each with the federal and state government agencies as appropriate.

	* * * * * * * * * * * * *

If you have any questions, please call John C. Malone at (713) 840-1210.

Sincerely,


/s/ Malone & Bailey, PLLC

EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of UBUYJAWS.com, Inc. on Form SB-2 of our report dated June 18, 1999, appearing in the Prospectus, which is a part of this Registration Statement, and to the references to us under the headings "Tax Opinion" and "Experts" in such Prospectus.

Malone & Bailey, PLLC
Houston, Texas

July 13, 1999

EXHIBIT 27.1
Ubuyjaws.com, Inc.                      Item 601(c) of Regulation S-B
                      Commercial and Industrial Companies
                      Article 5 of Regulation S-X


           Item Number	Amount

           5-02(1)         1,000
           5-02(2)             0
           5-02((3)(a)         0
           5-02(4)             0
           5-02(6)             0
           5-02(9)         6,200
           5-02(13)            0
           5-02(14)            0
           5-02(18)        6,200
           5-02(21)        5,200
           5-02(22)            0
           5-02(28)            0
           5-02(29)            0
           5-02(30)        1,000
           5-02(31)            0
           5-02(32)        6,200
           5-03(b)1(a)         0
           5-03(b)1            0
           5-03(b)2(1)         0
           5-03(b)2            0
           5-03(b)3        5,200
           5-03(b)5            0
           5-03(b)(8)          0
           5-03(b)(10)    (5,200)
           5-03(b)(11)         0
           5-03(b)(14)    (5,200)
           5-03(b)(15)         0
           5-03(b)(17)         0
           5-03(b)(18)         0
           5-03(b)(19)    (5,200)
           5-03(b)(20)    n/a
           5-03(b)(20)    n/a